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Confidential                                                      Execution Copy








                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                               ALLOY ONLINE, INC.,

                           CASS COMMUNICATIONS, INC.,

                               AND ALAN M. WEISMAN



                            Dated as of July 3, 2001











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                                TABLE OF CONTENTS


ARTICLE I  GENERAL.............................................................2

   1.1      THE MERGER.........................................................2
   1.2      THE EFFECTIVE TIME OF THE MERGER...................................2
   1.3      EFFECT OF MERGER...................................................2
   1.4      CHARTER AND BY-LAWS OF SURVIVING CORPORATION.......................2
   1.5      TAKING OF NECESSARY ACTION.........................................3
   1.6      TAX-FREE REORGANIZATION; POOLING OF INTERESTS......................3
   1.7      CLOSING............................................................3

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS, EXCHANGE OF CERTIFICATES.........................................3

   2.1      TOTAL CONSIDERATION; EFFECT ON CAPITAL STOCK.......................3
      (i)   Cancellation of Certain Shares of CASS Stock.......................5
      (ii)     Conversion and Exchange Ratio for CASS Stock....................5
      (f)   Performance Stock Payment..........................................5
   2.2      ESCROW DEPOSIT; EXCHANGE OF CERTIFICATES...........................7
      (a)   Escrow Agreement...................................................8
      (b)   Escrow Deposit.....................................................8
      (c)   Procedure for Exchange.............................................8
      (d)   Fractional Shares..................................................9
      (e)   No Further Ownership Rights........................................9
      (f)   No Liability.......................................................9
      (g)   Lost, Stolen or Destroyed CASS Certificates........................9
   2.3      AUTHORIZATION OF THE MERGER, THIS AGREEMENT, THE AGREEMENT OF
            MERGER, THE ESCROW AGREEMENT AND THE ESCROW AGENT.................10
   2.4      OPTION TO PURCHASE CRM; RIGHT OF FIRST REFUSAL TO PURCHASE CRM....10
   2.5      CASS S-CORP EARNINGS..............................................10

ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................10

   3.1      REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND CASS............10
      (a)   Organization; Good Standing; Qualification and Power..............11
      (b)   Subsidiaries; Equity Investments..................................11
      (c)   Capital Stock; Securities.........................................11
      (d)   Authority; No Consents............................................12
      (e)   Financial Information.............................................13
      (f)   Absence of Undisclosed Liabilities................................13
      (g)   Absence of Changes................................................14
      (h)   Tax Matters.......................................................16
      (i)   Title to Assets, Properties and Rights and Related Matters........17
      (j)   Real Property-Owned or Leased.....................................17
      (k)   Intellectual Property.............................................18
      (l)   Licensed Software.................................................19
      (m)      Agreements, Etc................................................19
      (n)   No Defaults.......................................................21
      (o)   Litigation, Etc...................................................22
      (p)   Accounts and Notes Receivable.....................................22
      (q)   Accounts and Notes Payable........................................22
      (r)   Compliance; Governmental Authorizations and Consents..............23
      (s)   Environmental Matters.............................................23
      (t)   Labor Relations; Employees........................................24
      (u)   Employee Benefit Plans and Contracts..............................25
      (v)   Insurance.........................................................28

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      (w)      Bank Accounts; Powers of Attorney..............................28
      (x)   Brokers...........................................................28
      (y)   Related Transactions..............................................28
      (z)   Customers.........................................................29
      (aa)     Minute Books...................................................29
      (bb)     Business Generally.............................................29
      (cc)     Approval.......................................................29
      (dd)     Vote Required..................................................29
      (ee)     Affiliates.....................................................29
      (ff)     Disclosure.....................................................29
   3.2      SEVERAL REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.............30
      (a)   Title; Absence of Certain Agreements..............................30
      (b)   Authority - General...............................................30
      (c)   Investment Representations........................................30
      (d)   Brokers...........................................................32
      (e)   Representation by Legal Counsel...................................32
   3.3      REPRESENTATIONS AND WARRANTIES OF ALLOY AND ACQUISITION SUB.......32
      (a)   Organization; Good Standing; Qualification and Power..............32
      (b)   Capital Stock.....................................................32
      (c)   Authority.........................................................33
      (d)   SEC Documents.....................................................34
      (e)   Brokers...........................................................34
      (f)   Financial Information.............................................34
      (g)   Disclosure........................................................35
      (h)   Acknowledgements..................................................35

ARTICLE IV  RELATED AGREEMENTS................................................35

   4.1      RELATED AGREEMENTS................................................35
      (a)   Lockup Agreement..................................................35
      (b)   Employee Confidentiality and Assignment of Inventions Agreements..36
      (c)   Escrow Agreement..................................................36
      (d)   Non-Competition Agreement.........................................36
      (e)   Registration Rights Agreements....................................36
      (f)   Release Agreement.................................................36
      (g)   Option Agreement and Right of First Refusal.......................36
      (h)   Employment Agreements.............................................36
      (i)   Services Agreements...............................................37

ARTICLE V  CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
AGREEMENTS....................................................................37

   5.1      ACCESS TO RECORDS AND PROPERTIES OF EACH PARTY; CONFIDENTIALITY...37
   5.2      OPERATION OF BUSINESS OF CASS.....................................38
   5.3      NEGOTIATION WITH OTHERS...........................................38
   5.4      PREPARATION OF FILINGS............................................38
   5.5      ADVICE OF CHANGES.................................................39
   5.6      STOCKHOLDER APPROVAL..............................................39
   5.7      LEGAL CONDITIONS TO MERGER........................................39
   5.8      CONSENTS..........................................................40
   5.9      EFFORTS TO CONSUMMATE.............................................40
   5.10     NOTICE OF PROSPECTIVE BREACH......................................40
   5.11     PUBLIC ANNOUNCEMENTS..............................................40
   5.12     SUPPORT OF MERGER BY OFFICERS AND DIRECTORS.......................40
   5.13     KEY EMPLOYEES; EMPLOYEES..........................................40
   5.14     STOCK EXCHANGE LISTING............................................41
   5.15     RULE 144..........................................................41

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ARTICLE VI  CONDITIONS PRECEDENT..............................................42

   6.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS............................42
      (a)   Agreement of Merger...............................................42
      (b)   Approvals.........................................................42
      (c)   Legal Action......................................................42
      (d)   Legislation.......................................................42
   6.2      CONDITIONS TO OBLIGATIONS OF ALLOY AND ACQUISITION SUB............43
      (a)   Representations and Warranties of CASS and Stockholder............43
      (b)   Performance of Obligations of CASS and Stockholder................43
      (c)   Authorization of Merger...........................................43
      (d)   Opinion of CASS's Counsel.........................................43
      (e)   Consents and Approvals............................................43
      (f)   Related Agreements................................................43
      (h)   Asset Sale........................................................44
      (i)   Employment Offers.................................................44
      (j)   Stock Certificates................................................44
      (k)   Default Under Agreements..........................................44
      (m)      Closing Date...................................................44
      (n)   Evidence of Corporate Authority...................................44
   6.3      CONDITIONS TO OBLIGATIONS OF CASS AND STOCKHOLDER.................44
      (a)   Representations and Warranties of Alloy...........................45
      (b)   Performance of Obligations of Alloy and Acquisition Sub...........45
      (c)   Related Agreements................................................45
      (d)   Stock Certificates; Warrant.......................................45
      (e)   Employment Agreements.............................................45
      (f)   Evidence of Corporate Authority...................................45
      (g)   Opinion of Alloy's Counsel........................................46

ARTICLE VII  ADDITIONAL AGREEMENTS............................................46

   7.1      CERTAIN INFORMATION REQUIRED BY THE CODE..........................46
   7.2      RESTRICTION ON TRANSFER...........................................46
   7.3      CONFIDENTIALITY...................................................48
   7.4      LITIGATION COOPERATION............................................49
   7.5      RECORD MAINTENANCE................................................49

ARTICLE VIII  INDEMNIFICATION.................................................50

   8.1      DEFINITIONS.......................................................50
      (a)   Affiliate.........................................................50
      (b)   Event of Indemnification..........................................50
      (c)   "Indemnified Persons..............................................52
      (d)   "Indemnifying Persons.............................................52
      (e)   Losses............................................................52
   8.2      INDEMNIFICATION GENERALLY.........................................52
   8.3      ASSERTION OF CLAIMS...............................................54
   8.4      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS..........................54
   8.5      SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................56
   8.6      POTENTIAL ADDITIONAL ADJUSTMENTS..................................56

ARTICLE IX  TERMINATION; AMENDMENT, MODIFICATION AND WAIVER...................57

   9.1      TERMINATION.......................................................57
   9.2      EFFECT OF TERMINATION.............................................58
   9.3      SPECIFIC PERFORMANCE..............................................58

ARTICLE X  MISCELLANEOUS......................................................59

   10.1     EXPENSES..........................................................59

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   10.2     ENTIRE AGREEMENT..................................................59
   10.3     INTERPRETATION....................................................59
   10.4     KNOWLEDGE DEFINITION..............................................59
   10.5     NOTICES...........................................................59
   10.6     COUNTERPARTS......................................................60
   10.7     GOVERNING LAW.....................................................61
   10.8     BENEFITS OF AGREEMENT.............................................61
   10.9     PRONOUNS..........................................................61
   10.10    AMENDMENT, MODIFICATION AND WAIVER................................61
   10.11    NO THIRD PARTY BENEFICIARIES......................................61
   10.12     CONSENTS.........................................................61
   10.13    INTERPRETATION....................................................61
   10.14    NO JOINT VENTURE..................................................61

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EXHIBITS

Exhibit A         Form of Certificate of Merger and Articles of Merger
Exhibit B         Form of Note
Exhibit C         Balance Sheet


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         AGREEMENT AND PLAN OF REORGANIZATION dated as of July 3, 2001, by and between ALLOY ONLINE, INC., a Delaware corporation ("Alloy"), CASS COMMUNICATIONS, INC., an Illinois corporation ("CASS"), and Alan M. Weisman, as the sole stockholder of CASS ("Stockholder" or "Weisman").

         WHEREAS, the Boards of Directors of each of Alloy and CASS have determined that it is in the best interests of their respective stockholders for Alloy to acquire CASS, other than the CRM Business (as defined below), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Cass Recruitment Media division of CASS is, solely to the extent conducted as of the date of this Agreement, engaged in the business, for any age group, demography or geography, of (x) publishing online and offline recruitment products and (y) developing, soliciting and placing corporate image, career development and academic institution advertising and promotional materials as a sales representative or otherwise in print and nonprint media as they relate to career development and recruitment services (the "CRM Business"); and

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Alloy and CASS have duly approved and adopted (i) this Agreement and Plan of Reorganization (this "Agreement"), (ii) a Certificate of Merger (the "Certificate of Merger") and Articles of Merger (the "Articles of Merger") in substantially the form of Exhibit A attached hereto and (iii) and the proposed merger of CASS with and into Alloy in accordance with this Agreement, the Certificate of Merger, the Articles of Merger, the Delaware General Corporation Law (the "DGCL") and the Illinois Business Corporation Act of 1983, as amended (the "IBCA"), whereby, among other things, immediately after the sale by CASS to Cass Recruitment Media, Inc., an Illinois corporation of which all of the equity interests will be owned by Stockholder (the "Purchaser"), of certain assets of, and transfer of the related liabilities of, the CRM Business (the "Asset Sale"), all of the issued and outstanding shares of Common Stock, no par value per share, of CASS (the "CASS Stock"), will be exchanged and converted into shares of common stock, $.01 par value, of Alloy (the "Alloy Common Stock"), all in the manner and upon the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger and Articles of Merger; and

         WHEREAS, upon consummation of the Merger, Alloy shall cause the rights and assets and related debts and liabilities that were formerly owned by CASS to be contributed to a newly created, wholly owned subsidiary of Alloy to be named CASS Communications, Inc. ("New CASS"); and

         WHEREAS, as a condition to the willingness of, and as an inducement to, Alloy to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, CASS, Stockholder and certain other parties are entering into the Related Agreements (as defined in Section 4.1); and


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         WHEREAS, for federal income tax purposes, it is intended that the
Merger shall, as it relates to the Alloy Common Stock, qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Certificate of Merger and Articles of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:


                                    ARTICLE I

                                     GENERAL

         1.1 The Merger. In accordance with the provisions of this Agreement, the Certificate of Merger and Articles of Merger, the DGCL and the IBCA, on the Closing Date (as defined in Section 1.7) CASS shall be merged with and into Alloy (the "Merger"). At and after the Effective Time, Alloy shall be, and is sometimes herein referred to as, the "Surviving Corporation," and Alloy and CASS are sometimes referred to as the "Constituent Companies."

         1.2 The Effective Time of the Merger. Subject to the provisions of this Agreement, the Certificate of Merger and Articles of Merger shall be executed and verified by each of the Constituent Companies and delivered to and filed with the Secretaries of State of the State of Delaware and the State of Illinois in the manner provided in the DGCL and the IBCA. The Merger shall become effective (the "Effective Time") (i) upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Illinois or (ii) at such time thereafter as is provided in the Certificate of Merger and Articles of Merger.

         1.3 Effect of Merger. At the Effective Time the separate existence of CASS shall cease and it shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Companies and shall be subject to all the debts and liabilities of each of the Constituent Companies in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Companies as provided in the DGCL and the IBCA.

         1.4 Certificate of Incorporation and By-Laws of Surviving Corporation. From and after the Effective Time, (i) the Certificate of Incorporation of Alloy shall be the Certificate of Incorporation of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, (ii) the by-laws of Alloy shall be the by-laws of the Surviving Corporation, unless and until altered, amended or repealed as provided in the DGCL, the Certificate of Incorporation or such by-laws, (iii) the directors of Alloy shall be the directors of the Surviving Corporation, unless and until removed, or until their respective terms of office shall have expired, in accordance with the DGCL, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable and (iv) the officers of Alloy shall be the officers of the Surviving Corporation, in each case, unless and until removed or until their terms of office shall have expired in accordance with the DGCL, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable.

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         1.5      Taking of Necessary Action. Prior to the Effective Time, the
parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Certificate of Merger and Articles of Merger, the DGCL and the IBCA including, without limitation, consummating the Asset Sale.

         1.6 Tax-Free Reorganization. For Federal income tax purposes, the parties intend that the Merger, as it relates to the Alloy Common Stock, be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code. Except for cash paid or payable to Stockholder under Section 2.1 hereunder and cash paid in lieu of fractional shares, if any, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being transferred by Alloy for CASS Common Stock in the Merger. The parties shall not take a position on any tax return or take any action inconsistent with this Section 1.6 unless otherwise required by a taxing authority.

         1.7 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on August 1, 2001(the "Closing Date") or another date as agreed upon by Alloy and Stockholder. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 701 Pennsylvania Avenue, Washington, D.C., unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                   ARTICLE II

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                       COMPANIES; EXCHANGE OF CERTIFICATES

         2.1      Aggregate Consideration; Effect on Capital Stock.

         (a) The entire consideration (the "Merger Consideration") payable by Alloy to Stockholder with respect to all shares of capital stock of CASS outstanding on the Closing Date (the "Outstanding Shares") shall be an aggregate of (i) 1,720,392 shares of Alloy Common Stock (subject to adjustment as hereinafter provided) (as adjusted, the "Merger Shares"); (ii) nine million seven hundred thousand dollars ($9,700,000) in cash payable on the Closing Date (the "Closing Cash Payment") as reduced pursuant to the provisions of Section 2.1(i); (iii) a contingent Note issued by Alloy for cash, on the terms and conditions and in an aggregate amount (the "Total Note Amount") set forth in the form of Alloy Note attached as Exhibit B hereto (the "Note"); and (iv) if earned, the Performance Stock Payment (as defined in Section 2.1(j)).

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         (b)      Notwithstanding the foregoing, under no circumstances shall
Alloy be obligated to issue any shares of Alloy Common Stock as a Performance Stock Payment if, but only to the extent that, such shares, when aggregated with the other shares of Alloy Common Stock previously issued pursuant to this Agreement, would result in the issuance of a number of shares of Alloy Common Stock that exceeds 19.9% of the total number of shares of Alloy Common Stock outstanding as of the date of execution of this Agreement by the parties hereto (the "Issuance Limit"); provided, however, that the Issuance Limit shall be appropriately adjusted for any stock dividend, stock split, combination, or similar recapitalization occurring from and after the date of this Agreement.

         (c) The parties acknowledge that the number of Merger Shares is based upon presumed aggregate net working capital of CASS as of the Closing Date in an amount that is not less than the amount sufficient to fund and carry the business during the ordinary course of business in line with historical working capital needs of CASS (excluding that part of the CASS business being transferred to the Purchaser in connection with the Asset Sale) (the "Presumed Working Capital"). The parties agree that this amount is negative Three Hundred Forty-nine Thousand Dollars (-$349,000), which is the amount equal to the difference between the amounts set forth under the captions "Current Assets" and "Current Liabilities" as set forth on Exhibit C hereto.

         (d) On the Closing Date, Stockholder shall calculate the aggregate working capital of CASS as of the Closing Date (the "Actual Working Capital") and shall deliver to Alloy a certificate (the "Closing Financial Certificate"), setting forth his calculation of the Actual Working Capital. The parties acknowledge and agree that for purposes of determining the Actual Working Capital, (i) the assets of CASS shall not, without the prior written consent of Alloy, include any increase in intangible assets (including without limitation goodwill, franchises and intellectual property) from the values therefore as shown on the Interim Financial Statements, and (ii) the assets and liabilities of CASS shall not include any assets or liabilities which are being transferred in connection with or which arise out of or in connection with the Asset Sale. If the Actual Working Capital (as shown in the Closing Financial Certificate) is less than negative Four Hundred Forty-nine Thousand Dollars (-$449,000), then the Closing Cash Payment shall be reduced by an amount (the "Working Capital Adjustment Factor") equal to the Presumed Working Capital minus the Actual Working Capital. The amount of reduction to be applied hereunder shall be set forth in a writing signed by Stockholder.

         (e) At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Certificate of Merger and Articles of Merger, by virtue of the Merger and without any action on the part of the Constituent Companies or Stockholder:

                  (i) Cancellation of Certain Shares of CASS Stock. Each share of CASS Stock that is (A) owned by CASS as treasury stock, (B) authorized but unissued, or (C) owned by any subsidiary of CASS, shall be canceled and no Alloy Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which CASS, Alloy or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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                  (ii) Conversion and Exchange Ratio for CASS Stock. Subject to
         Section 2.2, each share of CASS Stock issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(e)(i)), including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive such number of shares of Alloy Common Stock, determined by dividing (i) the Merger Shares by (ii) the number of Outstanding Shares. As of the Effective Time, all shares of CASS Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive a pro rata portion of the Merger Consideration and any cash in lieu of fractional shares, if any, of Alloy Common Stock to be issued or paid in consideration therefore upon surrender of such certificate in accordance with Section 2.2 hereof. In addition, as of the Effective Time, all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which CASS is a party or by which it is bound calling for the issuance of shares of CASS Stock or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, CASS Stock or other capital stock or other securities of CASS (the "Convertible Securities") shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other instrument representing any such Convertible Securities shall cease to have any rights with respect thereto.

         (f) CASS EBIT Calculation. As soon as practical after July 31, 2002, Alloy will determine the amount of EBIT (earnings before interest and taxes) of New CASS generated in the immediately preceding twelve (12) months (the "CASS EBIT") in accordance with generally accepted accounting principles consistently applied ("GAAP") as in effect on the Closing Date and shall deliver a copy of such determination to Stockholder. In determining the CASS EBIT in all cases, including without limitation pursuant to the procedures set forth in
Section 2.1(g) hereof, the following principles shall apply:

                  (i) The CASS EBIT shall include an allocation of overhead charges for one year in the amount of $185,000 for services to be provided by Alloy to New CASS, regardless of Alloy's actual cost of providing such services;

                  (ii) The CASS EBIT shall not include any extraordinary (as the term "extraordinary" is defined under GAAP) items of income, gain or loss that may be realized;

                  (iii) If Alloy causes New CASS to effect any transactions with Alloy or any of its affiliates on terms less favorable to New CASS than would otherwise be available from unaffiliated third parties, the excess expenses incurred by New CASS in such transaction shall be excluded in determining the amount of the CASS EBIT;

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                  (iv)     The amount of fees and expenses incurred by New CASS
                           or Alloy in connection with the maintenance of current legal proceedings or institution of new legal proceedings arising out of the CPN Litigation shall be deducted from New CASS's earnings in calculating the CASS EBIT if and to the extent that such fees and expenses are not satisfied pursuant to Article VIII hereof, the terms of the Supplemental Escrow Agreement;

                  (v) If either Alloy or New CASS effects an acquisition whereby any such acquired business or assets are assumed by or merged into New CASS, Alloy and Stockholder shall negotiate in good faith, on a case by case basis, any applicable adjustments to the CASS EBIT calculation; and

                  (vi) Alloy, Purchaser, and New CASS each shall earn a 30% commission on sales of products and services of the other and their respective subsidiaries during the CASS EBIT calculation period. For sales of products and services of any unrelated third party for which Alloy, Purchaser, and New CASS and each of their respective subsidiaries act as a sales representative, during the CASS EBIT calculation period, Alloy, Purchaser, and New Cass each shall earn a commission on sales of such products and services equal to 30% of the commission that the unrelated third party pays for the transaction in question. Consequently, in determining CASS EBIT,
                           (i) the revenues of New CASS shall not include the gross amount of sales of products and services of Purchaser or of Alloy and its subsidiaries other than New CASS and its subsidiaries, if any, but rather shall only include the amount of the commission so earned whether or not such commissions shall have been paid prior to the 12 month anniversary of the Effective Time, and (ii) the expenses of New CASS shall include any such commissions earned by Purchaser or Alloy or any of its subsidiaries (other than New CASS and its subsidiaries) whether or not such commissions shall have been paid prior to the 12 month anniversary of the Effective Time.


         (g) EBIT Dispute Resolution. If Stockholder objects to Alloy's determination of the CASS EBIT, he shall deliver to Alloy written notice of such objection within 30 calendar days after his receipt thereof (an "EBIT Dispute Notice") setting forth, in reasonable specificity, the nature of his dispute and, if feasible, his alternative calculation of the CASS EBIT. If Stockholder does not timely deliver to Alloy an EBIT Dispute Notice he shall be deemed to have agreed to Alloy's determination of the CASS EBIT. If Stockholder does timely deliver to Alloy an EBIT Dispute Notice, Alloy and Stockholder shall meet within 15 calendar days after Alloy's receipt of the EBIT Dispute Notice to attempt to resolve any dispute referenced therein. Any dispute not able to be resolved within such 15 calendar day period shall be submitted to Alloy's independent accounting representative, Arthur Anderson LLP, or another firm chosen by Alloy ("Alloy's Accountant"), and Stockholder's independent accounting representative, Wolf and Company, LLP or another firm chosen by Stockholder ("Stockholder's Accountant" and together with Alloy's Accountant, (the "Accountants"), which shall endeavor in good faith to resolve any disputed item(s). If the Accountants are unable to resolve the disputed item(s) within thirty (30) calendar days after submission to them, the Accountants shall together, within ten (10) Business Days thereafter, appoint a representative from a "big five" accounting firm (other than Alloy's Accountant) to arbitrate the dispute (the "Arbitrator"). Alloy and Stockholder shall, within the next twenty (20) calendar days thereafter, present their positions with respect to the disputed item(s) to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall, after the submission of the evidentiary materials, submit its written decision on each disputed item to Alloy and Stockholder. Any determination by the Arbitrator with respect to any disputed item shall be final, binding and conclusive on each party to this Agreement. Alloy and Stockholder agree that the cost of the Arbitrator shall be borne one-half (1/2) by Stockholder and one-half (1/2) by Purchaser. Alloy shall be responsible for the cost of Alloy's Accountant and Stockholder shall be responsible for the cost of Stockholder's Accountant.

                                       6
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         (h)      Performance Stock Payment. If, upon final determination of the
CASS EBIT (whether upon agreement of the parties or by the Accountants), the CASS EBIT is greater than $3,250,000, Alloy shall, as soon as practical after such final determination but subject to provisions of Section 2.1(b), issue and deliver to Stockholder that number of additional shares of Alloy Common Stock which could be purchased at $12.581 per share for an amount equal to ten (10) times the CASS EBIT less $3,250,000 (the "Performance Stock Payment"). Alloy agrees to use all commercially reasonable efforts to file a registration statement on Form S-3 prior to issuance of the Performance Stock Payment shares with a view to have such registration statement effective upon the issuance of such shares or as soon thereafter as is commercially practicable.

         2.2      Escrow Deposit; Exchange of Certificates.

         (a) Escrow Agreement. Reference is made to the escrow agreement to be dated as of the Effective Time among Stockholder, Alloy and a mutually agreeable escrow agent (the "Escrow Agent") in form and substance mutually agreeable to Alloy and Stockholder (the "Escrow Agreement"), pursuant to which, among other things Stockholder shall, in accordance with the terms of this Agreement, secure the indemnification obligations of Stockholder Indemnifying Parties pursuant to Article VIII hereof.

         (b) Escrow Deposit. (i) Share Deposit. Upon receipt by Alloy at or after the Effective Time from Stockholder of the items referred to in Sections 2.2(c)(i) and (ii) below, Alloy shall cause to be deposited with the Escrow Agent, and Stockholder, by his execution and delivery of this Agreement and/or approval of the Merger, hereby authorizes and directs Alloy to make such deposit on his behalf, a certificate representing 258,059 of the Merger Shares (the "Escrow Shares").

                  (ii) Cash Deposit. On the Closing Date, Alloy will deposit the sum of $1,455,000 of the Closing Cash Payment in cash (the "Escrow Cash") with the Escrow Agent, to be held by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

                  (iii) Additional Cash Deposit. On the Closing Date, Alloy shall deposit an amount of cash mutually agreeable to Alloy and the Stockholder (the "Supplemental Escrow Fund") with State Street Bank and Trust Company or such other mutually agreed upon escrow agent acting as escrow agent pursuant to that certain escrow agreement (the "Supplemental Escrow Agreement") to be dated as of the Effective Time among Stockholder, Alloy and State Street Bank and Trust Company (the "Supplemental Escrow Agent") in form and substance mutually agreeable to Alloy, the Stockholder, and the Supplemental Escrow Agent, to be held by the Supplemental Escrow Agent in accordance with the provisions of the Supplemental Escrow Agreement to cover liabilities which arise from or in connection with certain pending litigation known as "Career Publishing Network, LLC, Plaintiff-Appellee v. Cass Communications, Inc., Defendant-Appellant, Case No. 01-2215; 01-2216 (Consolidated) on appeal in the United States Court of Appeals for the Seventh Circuit from the United States District Court for the Northern District of Illinois, Eastern Division" (the "CPN Litigation").

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         (c)      Procedure for Exchange.

                  (i) Following the Effective Time, Alloy shall deliver to Stockholder the Closing Cash Payment (net of the amounts deposited with the Escrow Agent and the Supplemental Escrow Agent pursuant to Sections 2.2(b)(ii) and (iii)), a certificate or certificates (each, a "Alloy Certificate") representing the Merger Shares, and the Alloy Note after receipt by Alloy of a certificate or certificates which represented, immediately prior to the Effective Time, all of the Outstanding Shares (each a "CASS Certificate") for cancellation, together with such other documents as may be reasonably required by Alloy, and each CASS Certificate so surrendered shall forthwith be canceled. Upon a transfer of ownership of shares of CASS Stock that is not registered on the transfer records of CASS, Alloy Certificates representing the proper number of Merger Shares shall be issued by Alloy to the individual or entity transferring said shares if a CASS Certificate representing such CASS Stock is presented to Alloy, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each CASS Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, Alloy Certificates representing a pro-rata portion of the Merger Shares (subject to all escrow requirements contained in this Agreement) and the other Merger Consideration.

                  (ii) Alloy shall deposit the Escrow Shares and the Escrow Cash with the Escrow Agent. All Escrow Shares and the Escrowed Cash shall be held and distributed in accordance with the terms and provisions of the Escrow Agreement.

                  (iii) Alloy shall deposit the Supplemental Escrow Fund with the Supplemental Escrow Agent. The Supplemental Escrow Fund shall be held and distributed in accordance with the terms and provisions of the Supplemental Escrow Agreement.

         (d) Fractional Shares. No fractional shares of Alloy Common Stock shall be issued in connection with the Merger, but in lieu thereof Stockholder will receive from Alloy, at such time as Stockholder has the right to receive a certificate representing Merger Shares as contemplated by Section 2.2(c) (but for the escrow requirements of Section 2.2(a) and Section 2.2(b) hereof), an amount of cash (without interest), rounded up to the nearest cent, equal to (i) the Stipulated Price multiplied by (ii) the fraction of a share of Alloy Common Stock otherwise issuable to Stockholder.

                                       8
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         (e)      No Further Ownership Rights. All Merger Consideration issued upon the surrender for exchange of shares of CASS Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CASS Stock, as applicable, other than the contingent right to receive the Performance Stock Payment, if any. If, after the Effective Time, any CASS Certificate or any certificate or other instrument evidencing any Convertible Securities is presented to the Surviving Corporation, such CASS Certificate or other certificate or instrument shall be canceled and exchanged as provided in this
Article II.

         (f) No Liability. Neither Alloy nor CASS shall be liable to any holder of shares of CASS Stock or Alloy Common Stock, as the case may be, for Merger Consideration (or dividends or distributions with respect thereto) to be issued in exchange for CASS Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) Lost, Stolen or Destroyed CASS Certificates. If any CASS Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by Stockholder with an indemnity in form and substance reasonably satisfactory to Alloy, Alloy will issue, in exchange for such lost, stolen or destroyed CASS Certificate, a pro-rata portion of the Merger Consideration and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement.

         2.3 Authorization of the Merger, this Agreement, the Certificate of Merger and Articles of Merger, the Escrow Agreement and the Escrow Agent. Approval of the Merger by Stockholder shall constitute approval and ratification by Stockholder of the (i) Merger, as required by the DGCL and the IBCA, (ii) provisions of this Agreement and the Certificate of Merger and Articles of Merger, and (iii) designation of the Escrow Agent and the approval and ratification by Stockholder of the terms and provisions of the Escrow Agreement.

         2.4 Option to Purchase CRM; Right of First Refusal to Purchase CRM. As an added inducement to Alloy to enter this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements, Stockholder and the Purchaser shall, on the Closing Date, execute and deliver to Alloy an Option Agreement and Right of First Refusal in form and substance mutually agreeable to Alloy, the Stockholder, and the Purchaser pursuant to which they shall grant to Alloy (i) an option to purchase all the assets of the CRM Business being transferred to Purchaser pursuant to the Asset Sale or all the stock or other equity interests of the Purchaser subject to a minimum consideration of five million dollars ($5,000,000) as more fully set forth in the Option Agreement and Right of First Refusal; and (ii) a right of first refusal to purchase any or all of such assets or stock or other equity interests.

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         2.5      CASS S Corp Earnings. On or prior to the Closing Date, or as soon thereafter as is practical, Stockholder and Alloy shall agree upon the undistributed net income of CASS (which calculation shall exclude the income or losses attributable to the business transferred to the Purchaser in connection with the Asset Sale) for the tax year of CASS as if it ended on June 30, 2001 (the "S Corp Earnings"). From and after the Closing Date, New CASS shall make a distribution to Stockholder of the S Corp Earnings at such times and in such amounts as requested by Stockholder from time to time; provided, however, that New CASS shall not be required to make a requested distribution of S Corp Earnings to the extent that New CASS's board of directors determines, in good faith, such distribution will impair, in any material respect, the ongoing liquidity and capital needs of New CASS. Notwithstanding anything herein to the contrary, New CASS shall have distributed to Stockholder all of the S Corp Earnings on or before the first anniversary of the Closing Date.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Stockholder and CASS. CASS and Stockholder jointly and severally represent and warrant to Alloy that, except as disclosed in the disclosure schedule dated the date hereof, certified by Stockholder and delivered to Alloy simultaneously herewith, which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Disclosure Schedule"). As required, the Disclosure Schedule will be updated one or more times prior to the Closing Date; provided that, any such updated Disclosure Schedule containing any change that would result in any CASS Material Adverse Effect (as hereinafter defined) must be delivered to Alloy not less than two (2) Business Days prior to the Closing Date; and provided, further, that in no event shall any update affect Stockholder's or CASS's liability resulting from their failure to include any item in the Disclosure Schedule as of the date of this Agreement.

         (a) Organization; Good Standing; Qualification and Power. CASS (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, the Certificate of Merger and Articles of Merger and the other Related Agreements to which CASS is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business as a foreign corporation in those jurisdictions listed in Section 3.1(a) of Disclosure Schedule, which are the only jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on the business, financial condition, assets, liabilities, operations, or results of operations of CASS (a "CASS Material Adverse Effect"). CASS has delivered to Alloy true and complete copies of the Certificate of Incorporation and by-laws of CASS, in each case as amended or restated to the date hereof. As used herein, "Certificate of Incorporation" shall mean, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the general corporation law of the jurisdiction of its incorporation, including the articles or certificate of incorporation or organization, and any amendments thereto, as the same may have been restated, and any amendments thereto (including any articles or certificates of merger or consolidation, certificate of correction or certificates of designation or similar instruments which effect any such amendment) which became effective after the most recent such restatement.

         (b)      Subsidiaries; Equity Investments. Except as set forth in
Section 3.1(b) of the Disclosure Schedule, CASS has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, limited liability company, association, trust, partnership, joint venture or other entity.

         (c) Capital Stock; Securities. (i) The authorized capital stock of CASS consists of 1,000 shares of CASS Common Stock, of which fifty (50) shares are issued and outstanding. All outstanding shares of CASS Common Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, are owned beneficially and of record by Stockholder and not subject to preemptive rights created by statute, the Certificate of Incorporation or by-laws of CASS or any agreement to which CASS is a party or by which it is bound. All outstanding shares of CASS Common Stock were issued in compliance with applicable federal and state securities laws.

                  (ii) Except as set forth in this Section 3.1(c), there are no Convertible Securities or any security exchangeable into or exercisable for any Convertible Securities, issued, reserved for issuance or outstanding. There are no transfer restrictions or agreements, instruments or understandings (whether written or oral, formal or informal) of any character to which CASS or Stockholder is a party or by which it or he is bound obligating CASS or Stockholder to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CASS stock or any Convertible Securities or obligating CASS or Stockholder to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, instrument, restriction, understanding or agreement. There are no voting trusts, proxies or other agreements or understandings with respect to the voting, transfer or disposition of the shares of capital stock of CASS.

         (d) Authority; No Consents. Except as set forth in Section 3.1(a) of the Disclosure Schedule, (i) The execution, delivery and performance by CASS of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CASS. This Agreement and the other Related Agreements to which it is a party have been, and the Certificate of Merger and Articles of Merger when executed and delivered by CASS will be, duly and validly executed and delivered and the valid and binding obligations of CASS, enforceable against it in accordance with their respective terms; except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

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                  (ii)     Neither the execution, delivery and performance of
this Agreement, the Related Agreements to which it is a party or the Certificate of Merger and Articles of Merger nor the consummation by CASS of the transactions contemplated hereby or thereby nor compliance by CASS with any provision hereof or thereof will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance (as defined in Section 3.1(i)) on or against any assets, rights or property of CASS under any term, condition or provision of (x) any instrument or agreement to which CASS is a party, or by which CASS or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority (as defined in Section 3.1(o)) applicable to CASS or any of its properties, assets or rights or (z) CASS's Certificate of Incorporation or by-laws.

                  (iii) Except as set forth in Section 3.1(d) of the Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by CASS of this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements or the consummation by CASS of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger and Articles of Merger with the Secretaries of State of the States of Delaware and Illinois, as applicable, and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a CASS Material Adverse Effect or materially impair the ability of CASS and Stockholder to consummate the transactions contemplated by this Agreement or the Certificate of Merger and Articles of Merger, including, without limitation, the Merger.

         (e) Financial Information. (i) CASS has previously delivered to Alloy the following financial statements (collectively, the "CASS Financial Statements"):

                           (1) the unaudited balance sheet of CASS as of April
                  30, 2001 (the "Interim Balance Sheet") and the related statements of income for the four-month period then ended, prepared by CASS (the "Interim Financial Statements"); and

                           (2) the audited balance sheets of CASS as of December
                  31, 1999 and December 31, 2000 (the "Audited Balance Sheets"), and the related audited statements of income, cash flow and shareholders' equity for the periods then ended (including complete footnotes thereto), certified by Stockholder's Accountant, and accompanied by a copy of such auditor's report.

                  (ii) The CASS Financial Statements are in accordance with the books and records of CASS, fairly present the financial condition of CASS as of the date indicated and the results of operations of CASS for the respective period indicated, and have been prepared in accordance with GAAP, except, in the case of the Interim Financial Statements, for the absence of complete footnote disclosure, statement of cash flows, and shareholder's equity as required by GAAP and subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to CASS's assets, liabilities, revenue or expenses taken as a whole.

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         (f)      Absence of Undisclosed Liabilities. (i) Except as set forth in
Section 3.1(f) of the Disclosure Schedule, at December 31, 2000, with respect to the audited balance sheet of CASS as of December 31, 2000 (the "CASS Annual Balance Sheet"), and at April 30, 2001, with respect to the Interim Balance Sheet, respectively, to the knowledge of CASS and Stockholder, CASS had no liability or obligation of any nature (whether matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability")), either individually or in the aggregate in excess of $20,000, required to be set forth on the CASS Annual Balance Sheet or the Interim Balance Sheet, respectively, in order for the CASS Annual Balance Sheet and the Interim Balance Sheet, respectively, to accurately present the financial condition of CASS at the respective dates thereof which was not provided for or disclosed thereon, other than those Liabilities arising in the ordinary course as a result of the accounting practices used by CASS in a consistent manner in the ordinary course of its business, and all liability reserves established by CASS and set forth thereon were adequate for all such Liabilities at the respective dates thereof. Except as set forth in Section 3.1(f) of the Disclosure Schedule, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting
Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on CASS Annual Balance Sheet and Interim Balance Sheet, respectively, as required by FAS No. 5.

         (g) Absence of Changes. Except as set forth in Section 3.1(g) of the Disclosure Schedule and except as contemplated by the Asset Sale Agreement, since January 1, 2001, CASS has been operated in the ordinary course, consistent with past practice, and there has not been:

                  (i)   any CASS Material Adverse Effect;

                  (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could have a CASS Material Adverse Effect;

                  (iii) any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by CASS other than in the ordinary course of CASS's business;

                  (iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by CASS or any cancellation by CASS of any material debts or claims or any amendment, termination or waiver of any rights of material value to CASS;

                  (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of CASS or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of CASS;

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                  (vi)   any stock split, reverse stock split, combination,
         reclassification or recapitalization of any CASS Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of CASS Common Stock;

                  (vii) any issuance by CASS of any shares of its capital stock or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any shares of its capital stock or debt security;

                  (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights (as defined in Section 3.1(k)) of CASS other than in the ordinary course of business;

                  (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between CASS and any other person;

                  (x) except as set forth on Schedule 3.1(g)(x), any material write-down or write-up of the value of any asset of CASS, or any write-off of any accounts receivable or notes receivable of CASS or any portion thereof in any event in excess of $20,000 in the aggregate;

                  (xi) any increase in or modification of compensation payable or to become payable to (A) any director, manager or officer of CASS or
         (B) any employee of CASS other than in the ordinary course of business, consistent with past practices, or the entering into of any employment contract with any officer or employee;

                  (xii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant, manager, member or agent of CASS other than in the ordinary course of business, consistent with past practices;

                  (xiii) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of CASS other than advances to employees in the ordinary course of business, consistent with past practices, for travel and similar business expenses;

                  (xiv) any change in the accounting methods or practices followed by CASS or any change in depreciation or amortization policies or rates theretofore adopted;

                  (xv) any material change in the manner in which CASS extends discounts or credit to customers or otherwise deals with customers;

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                  (xvi)   any termination of employment of any officer or key
         employee of CASS or, to the knowledge of CASS or Stockholder, any expression of intention by any officer or key employee of CASS to resign from such office or employment with CASS;

                  (xvii) any amendments or changes in CASS's governing instruments, including CASS's Certificate of Incorporation or by-laws;

                  (xviii) any labor dispute or any union organizing campaign;

                  (xix) the commencement of any litigation or other action by or against CASS; or

                  (xx) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for CASS to take any of the actions specified in items (i) through (xix) above.

         (h) Tax Matters. Except as set forth in Section 3.1(h) of the Disclosure Schedule, CASS and each other corporation or entity (if any) included in any consolidated or combined tax return in which CASS has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Tax Returns") with the appropriate governmental agencies in all jurisdictions in which Tax Returns are required to be filed and have timely paid or will timely pay all amounts shown thereon to be due; and (ii) have paid and shall timely pay all Taxes of CASS (or such other corporation or entity) required to have been paid thereby (or such other corporation or entity) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax Return or Tax report. All such Tax Returns were and will be correct and complete in all material respects at the time of filing. All Taxes of CASS attributable to all taxable periods ending on or before the dates of the Annual Balance Sheet and the Interim Balance Sheet, to the extent not required to have been previously paid, have been adequately provided for on the applicable Annual Balance Sheet and Interim Balance Sheet (as appropriate) and CASS will not accrue any Tax Liability from the date of the CASS Annual Balance Sheet, as applicable, up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business and any Tax Liability incurred in connection with the Asset Sale. CASS has not been notified in writing by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Tax Return, and no waivers of statutes of limitations have been given with respect to CASS that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Tax Return have been fully paid or are adequately provided for on the applicable Audited Balance Sheet and Interim Balance Sheet (as appropriate) and CASS has not received notification that any proposed additional Taxes have been asserted. CASS (i) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Code, (ii) is not a "personal holding company" within the meaning of Section 542 of the Code and
(iii) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. CASS has not agreed to, nor is it required (except as the result of this Merger) to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. CASS will not incur a Tax Liability resulting from CASS's ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

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         As used in this Agreement, "Tax" means any of the Taxes and "Taxes"
means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

         (i)      Title to Assets, Properties and Rights and Related
Matters. Except to the extent CASS's assets, properties, and interests in properties is subject to the Asset Sale Agreement, and except as set forth in
Section 3.1(k) of the Disclosure Schedule with respect to the Intellectual Property Rights, CASS has good and valid title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on its Annual Balance Sheet and/or Interim Balance Sheet, as applicable, or acquired after December 31, 2000 (except (A) inventory or other property sold or otherwise disposed of since December 31, 2000, or April 30, 2001, as the case may be, in the ordinary course of business and (B) accounts receivable and notes receivable paid in full subsequent to December 31, 2000, or April 30, 2001, as the case may be), or not so reflected therein but used or useful in the conduct or operation of CASS's business, free and clear of all Encumbrances of any kind or character except for (i) those Encumbrances set forth in Section 3.1(i) of the Disclosure Schedule, (ii) liens for current taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of CASS are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of CASS to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary or desirable to enable the Surviving Corporation to carry on the business of CASS substantially in the manner as presently conducted by CASS, except to the extent such assets, properties, rights, leases, licenses and other agreements have been or will be transferred to the Purchaser in connection with the Asset Sale. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

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         (j)      Real Property-Owned or Leased. CASS does not currently own any real property. Section 3.1(j) of Disclosure Schedule contains a list and brief description of (i) all real property leased by CASS together with all buildings and other structures and material improvements located on such real property
(the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (each, a "Lease;" collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control) and (C) the termination date of the Lease, (D) notice requirements with respect to termination, (E) the annual rental thereunder, and (F) any renewal or purchase terms thereof. CASS is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and constitute valid and binding obligations of CASS. CASS has made available to Alloy true and complete copies of all Leases. Except as set forth in Section 3.1(j) of Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and, to the knowledge of CASS and Stockholder, there does not exist any condition which interferes in any material respect with the economic value or use of such property and improvements.

         (k)      Intellectual Property.

                  (i) CASS has a valid right to use and exploit the Intellectual Property Rights owned or licensed by it. Except as set forth in Section 3.1(k) of the Disclosure Schedule, CASS has not developed jointly with any other Person any Intellectual Property Rights with respect to which such other Person has any rights. Except as set forth in Section 3.1(k) of the Disclosure Schedule, as of the date of this Agreement, there is no contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Intellectual Property Rights. Set forth in Section 3.1(k) of the Disclosure Schedule is a true and complete list of all Internet domain name registrations, trademarks and other intellectual property or rights thereto which are owned by CASS.

                  (ii) To the knowledge of CASS and the Stockholder, CASS has taken all measures and precautions which it reasonably believes necessary to protect and maintain the confidentiality, secrecy and value of the Intellectual Property Rights owned by CASS (except Intellectual Property Rights of CASS whose value would be unimpaired by public disclosure).

                  (iii) To the knowledge of CASS and the Stockholder, all registered Patents, registered Trademarks, registered service marks, Trade Secrets and registered Copyrights that are held by CASS are valid and subsisting.

                  (iv) To the knowledge of CASS and the Stockholder, none of the Intellectual Property Rights owned by CASS infringes any intellectual property rights owned or used by any other Person.

                  (v) CASS has not (A) licensed any of the Intellectual Property Rights owned by CASS to any Person on an exclusive basis, or
         (B) entered into any covenant not to compete or contract limiting its ability to exploit fully any material Intellectual Property Rights owned by CASS.

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                  (vi)  Section 3.1(k) of the Disclosure Schedule sets forth, for the Intellectual Property Rights owned by CASS, a complete and accurate list of all United States and foreign (a) registered Patents;
         (b) registered Trademarks; (c) registered Copyrights; and (d) computer software (except for shrink-wrap licenses for off-the-shelf software used by CASS). To the knowledge of CASS and Stockholder: (x) there has been no prior use of the Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; (y) CASS has adequately policed the Trademarks against third party infringement; and (z) the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

         As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); computer programs and other computer software (except for shrink-wrap licenses for off-the-shelf software used by CASS); databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

         (l) Licensed Software. Section 3.1(l) of the Disclosure Schedule sets forth a true and complete list of all material software programs and applications licensed by CASS from any third party except for shrink-wrap licenses for off-the-shelf software (the "Licensed Software") and used by CASS in the operation of the business. The Licensed Software may be used by CASS pursuant to the applicable license agreement with respect thereto. To the knowledge of CASS and the Stockholder, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by CASS or the licensor under any such license agreement.

         (m) Agreements, Etc. Section 3.1(m) of the Disclosure Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which CASS is a party, or made in the ordinary course of business and referred to in clauses (i) through (xviii) of this Section 3.1(m). Except as set forth on
Section 3.1(m) of the Disclosure Schedule, CASS is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

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                  (i)    agreements for the development, modification or
         enhancement of computer software or multimedia products;

                  (ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of CASS or of any business segment of CASS;

                  (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

                  (iv) any collective bargaining contract or other contract with or commitment to any labor union;

                  (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from CASS in an amount in excess of $75,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which CASS has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

                  (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which CASS licenses any Intellectual Property to any third party (other than ordinary course licenses to end-users and "shrink-wrap" licenses for off-the-shelf software);

                  (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

                  (viii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

                  (ix) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

                  (x) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

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                  (xi)    any agreement, instrument or other arrangement
         granting or permitting any Encumbrance on any of the properties, assets or rights of CASS;

                  (xii) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which CASS is lessee of or holds or operates any items of tangible personal property owned by any third party;

                  (xiii)  contract or commitment for charitable contributions;

                  (xiv) contract or commitment for capital expenditures individually or in the aggregate in excess of $75,000;

                  (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) being made under Section 280G of the Code as a result of the transactions contemplated hereby;

                  (xvi) any material agreement or arrangement for the sale of any assets, properties or rights, except for the transactions contemplated by the Asset Sale Agreement;

                  (xvii) agreement which restricts CASS from engaging in any aspect of its business or competing in any line of business in any geographic area; or

                  (xviii) any other agreement, contract or commitment which is material to CASS and the conduct of its business in the ordinary course.

         Solely for purposes of this Section 3.1(m) and 3.1(n) below, the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to CASS, or otherwise have an aggregate value, of at least $75,000. CASS has furnished to Alloy true and complete copies of all such agreements listed in
Section 3.1(m) of Disclosure Schedule and (x) each such agreement (A) is the legal, valid and binding obligation of CASS, and, in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (B) is in full force and effect and (y) to the best knowledge of CASS and Stockholder, except as set forth in Section 3.1(m) of Disclosure Schedule, neither CASS nor the other party or parties thereto is or are in material default thereunder.

         (n) No Defaults. Except as set forth in Section 3.1(n) of the Disclosure Schedule, CASS is not in default or alleged to be in default under
(i) its Certificate of Incorporation or by laws or (ii) any material agreement, lease, license, contract, commitment, instrument or obligation to which it is a party or by which any of its properties, assets or rights are or may be bound or affected, and to the knowledge of CASS and the Stockholder, there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default by it of any of the foregoing.

Confidential


         (o) Litigation, Etc. Except as set forth in Section 3.1(o) of Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or to the knowledge of CASS and Stockholder, threatened against CASS, nor, to the knowledge of CASS and Stockholder, is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against CASS, or (iii) disputes with material customers or material vendors. There are no Actions pending or, to the knowledge of CASS and Stockholder threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, CASS, or future employment by, or association with, Alloy or the Surviving Corporation of any of the present officers or employees of or consultants to CASS (collectively, the "Designated Persons"), or (B) to the knowledge of CASS and Stockholder, the use, in connection with any business presently conducted by CASS of any information, techniques or processes presently utilized by CASS or any of the Designated Persons, that CASS, Alloy, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. CASS has delivered to Alloy all material documents and correspondence relating to such matters referred to in Section 3.1(o) of Disclosure Schedule (including, in the case of clause (iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with CASS or its products or services).

         (p) Accounts and Notes Receivable. Subject to the reserve for bad debts set forth on the Interim Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance and consistent with past practices of CASS and subject to an additional agreed upon allowance of $200,000, all the accounts receivable and notes receivable owing to CASS as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. There is no account debtor or note debtor that has refused (or, to the best knowledge of CASS and Stockholder, threatened to refuse) to pay its obligations for any reason, other than such account or note debtors as to which an adequate reserve has been established on the Interim Balance Sheet. To the knowledge of CASS and Stockholder, there is no account debtor or note debtor that is insolvent or bankrupt. Except as set forth in Section 3.1(p) of the Disclosure Schedule, there is no account receivable or note receivable which is pledged to any third party by CASS.

         (q) Accounts and Notes Payable. Except as set forth in Section 3.1(q) of the Disclosure Schedule, all accounts payable and notes payable by CASS to third parties as of the date hereof (except those being transferred to the Purchaser pursuant to the Asset Sale) arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of the Disclosure Schedule.

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         (r)      Compliance; Governmental Authorizations and Consents. Except
as set forth on Section 3.1(r) of the Disclosure Schedule, CASS has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business as presently conducted (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours) except where such failure to comply would not have a CASS Material Adverse Effect. CASS has all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary in the conduct of its business as presently conducted, such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect (except where such failure to be in full force or effect would not have a CASS Material Adverse Effect), no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of CASS or Stockholder, threatened to revoke or limit any thereof. Section 3.1(r) of Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which CASS is operating or bound, CASS is not in default or, to the knowledge of CASS and Stockholder, alleged to be in default under any thereof and CASS has furnished to Alloy true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements shall be affected in any material respect by the Merger or the transactions contemplated hereby.

         (s)      Environmental Matters.

                  (i) To the knowledge of CASS and Stockholder, CASS has complied with and is in compliance with all Federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a CASS Material Adverse Effect;

                  (ii) to the knowledge of CASS and Stockholder, CASS has obtained and adhered to all necessary material permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by CASS where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a CASS Material Adverse Effect;

                  (iii) to the knowledge of CASS and Stockholder, there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by CASS except as permitted by Environmental Laws or where such emissions, spills, discharges, and releases do not and would not have a CASS Material Adverse Effect;

                  (iv) to the knowledge of CASS and Stockholder, CASS and Stockholder know of no on-site or off-site location to which any of them has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against CASS, the Surviving Corporation or Alloy for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); and

                  (v) to the knowledge of CASS and Stockholder, neither CASS nor Stockholder has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a CASS Material Adverse Effect.

                  For purposes hereof, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq., the Clean Air Act, 42 U.S.C.ss.1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C.ss. 651 et seq., and the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.

         (t) Labor Relations; Employees. (i) Schedule 3.1(t) identifies all employees and consultants earning compensation in excess of $30,000, employed or engaged by CASS and any of its subsidiaries and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth on Section 3.1(t) of the of Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between CASS or any subsidiary, and any current or former shareholder, officer, director, employee, or any consultant. No such employment agreement disclosed on Section 3.1(t) of Disclosure Schedule will, as a direct or indirect result of the transactions contemplated hereby, either require any payment by CASS or any subsidiary or any consent or waiver from any shareholder, officer, director, employee or consultant or result in any change in the nature of any rights or any shareholder, officer, director, employee or consultant, including, but not limited to, any accelerated payments, deemed satisfaction of goals or conditions, new or increased benefits or additional or accelerated vesting. No individual will, as a direct or indirect result of the transactions contemplated hereby, accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan (as defined in Section 3.1(u)), including the right to receive any parachute payment, as defined in
Section 280G of the Code, or become entitled to severance, termination allowance or similar payments that could result in the payment of any such benefits or payments. Except as set forth in Section 3.1(t) of Disclosure Schedule, (A) CASS is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither CASS, any subsidiary, Alloy, nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against CASS pending before the National Labor Relations Board or any comparable Governmental Authority, and none of CASS's or any subsidiary's employment policies or practices is currently being audited or investigated by any federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or threatened against or involving CASS, (E) no labor union has taken any action with respect to organizing the employees of CASS, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against CASS, and (G) no employee has informed any officer of CASS that such employee will terminate his or her employment or engagement with CASS or the Surviving Corporation. To the knowledge of CASS and Stockholder, neither CASS nor any employee of CASS is in violation in any material respect of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with CASS or any other party because of the nature of the business conducted by CASS or the execution and delivery of any confidentiality agreement or similar agreement by such employee. All individuals considered by CASS to be independent contractors of CASS are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "common law employees" for tax, benefits, wage, labor or any other legal purpose.

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         (u)      Employee Benefit Plans and Contracts.

                  (i) Section 3.1 (u) of Disclosure Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of CASS or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with CASS within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between CASS and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and CASS's salary and wage arrangements) currently or previously maintained, contributed to or entered into by CASS, or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which CASS or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. CASS has provided to Alloy true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material modifications, and corporate resolutions related to such plans (B) the most recent determination letter received from the IRS, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent audited financial statement and actuarial valuation, and
         (E) all related agreements, insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of CASS.

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                  (ii)  Each Employee Plan that is intended to be qualified
         under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to
         Section 501(a) of the Code, and nothing has occurred which reasonably may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in
         Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or, to the knowledge of CASS and Stockholder, threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or, to the knowledge of CASS and Stockholder, threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or Secretary of the Treasury), and CASS and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to
         Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; and CASS has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code
         Section 401(k) and has determined that such fees are reasonable and has fully disclosed the nature and amount of such fees to each participant and beneficiary of such Employee Plan.

                  (iii) No Employee Plan constitutes or since the enactment of ERISA has constituted (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in Section 413(c) of the Code. CASS has never incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan.

                  (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of CASS. Each Employee Plan which is a group health plan has been maintained in compliance in all material respects with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to Section 1862(b) (1) of the Social Security Act has been operated in compliance in all material respects with the secondary payor requirements of Section 1862(b)(1) of such Act.

                  (v) All contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in CASS Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

                  (vi) Except as set forth on Schedule 3.1(u)(vi) of the Disclosure Schedule, no Employee Plan currently or previously maintained by CASS or any of its ERISA Affiliates provides any post-termination health care or life insurance benefits (except for COBRA coverage), and neither CASS nor its ERISA Affiliates has any obligations (whether written or real) to provide any post-termination benefits in the future (except for COBRA Coverage).

                  (vii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or (B) except as set forth in the relevant Employee Plans, accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

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                  (viii) With respect to each Employee Plan, (A) CASS has
         expressly reserved in itself the right to amend, modify or terminate any such Employee Plan, or any portion of it, and has made no representations (overtly or in writing) which would conflict with or contradict such reservation of right; and (B) CASS has satisfied any bond coverage requirement of ERISA.

         (v) Insurance. Section 3.1(v) of Disclosure Schedule contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by CASS (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by CASS thereunder for the two years immediately preceding the date of this Agreement and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of CASS and Stockholder, no basis exists for termination of any thereof on the part of the insurer. To the knowledge of CASS and Stockholder, the amounts of coverage under such policies of insurance are adequate for the assets and properties of CASS. To the knowledge of CASS and Stockholder, CASS has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

         (w) Bank Accounts; Powers of Attorney. Section 3.1(w) of Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of CASS and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from CASS and a summary of the terms thereof.

         (x) Brokers. Subject to Section 3.2(d) of this Agreement, CASS has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (y) Related Transactions. Except as set forth in Section 3.1(y) of the Disclosure Schedule and except for the transactions contemplated by the Asset Sale Agreement, no current or former director, officer or securityholder of CASS that is an Affiliate of CASS or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since January 1, 1999, a party to any transaction with CASS (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of CASS or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of CASS (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than CASS which relates to the business of, or should properly accrue to, CASS.

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Confidential


         (z) Customers. Section 3.1(z) of Disclosure Schedule sets forth a true and complete list of the twenty (20) largest revenue producing customers of CASS during the period from January 1, 2000 to the date hereof.

         (aa) Minute Books. Except as set forth on Section 3.1(aa) of the Disclosure Schedule, the minute books of CASS provided to Alloy for review contain a complete summary of all meetings of and actions by their respective directors and stockholders since January 1, 1996 to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

         (bb) Business Generally. Except as set forth on Section 3.1(bb) of the Disclosure Schedule, there have been no events or transactions, or information which has come to the attention of any officer, director, or Key Employee of CASS or Stockholder that could reasonably be expected to have a CASS Material Adverse Effect. CASS is not subject to any restriction under its Certificate of Incorporation or other corporate restriction and, to CASS's and Stockholders' best knowledge, CASS is not obligated under any contract, in any event which could have a CASS Material Adverse Effect.

         (cc) Approval. The Board of Directors of CASS has unanimously (i) approved this Agreement, the Merger and each of the Related Agreements to which CASS is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of CASS and is on terms that are fair to such stockholders of CASS and (iii) recommended that the stockholders of CASS approve the Merger in accordance with the Certificate of Merger and Articles of Merger and the IBCA.

         (dd) Vote Required. The affirmative vote of at least (i) two-thirds of the outstanding shares of CASS Common Stock approving this Agreement, the Merger and the Certificate of Merger and Articles of Merger are the only votes of the holders of any class or series of CASS's capital stock necessary to approve this Agreement, the Merger and the Certificate of Merger and Articles of Merger and the transactions contemplated hereby and thereby.

         (ee) Affiliates. Section 3.1(ee) of the Disclosure Schedule contains a true and complete list of all Persons who, to the knowledge of CASS and Stockholder, may be deemed to be Affiliates of CASS, including, without limitation, all directors and executive officers of CASS.

         (ff)     Disclosure. To the knowledge of CASS and Stockholder, neither
Section 3.1 of this Agreement (including the Disclosure Schedule) nor any financial statement, certificate, exhibit or the Disclosure Schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

         3.2 Several Representations and Warranties of Stockholder. Stockholder represents and warrants to Alloy with respect to himself as follows:

Confidential


         (a) Title; Absence of Certain Agreements. Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to, as applicable, all of the outstanding CASS Stock, with the full power and authority to vote the CASS Stock and transfer and otherwise dispose of the CASS Stock and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between Stockholder and CASS and/or any other person with respect to the voting, sale or other disposition of the CASS Stock or any other matter relating to the CASS Stock.

         (b) Authority - General. Stockholder has full and absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by Stockholder simultaneously herewith and this Agreement and each Related Agreement to which Stockholder is a party; and this Agreement and each Related Agreement to which Stockholder is a party has been duly executed and delivered by Stockholder, and is the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of CASS (or against any CASS Stock, Alloy Common Stock of the Surviving Corporation), under any term, condition or provision of (x) any agreement or instrument to which Stockholder is a party, or by which Stockholder or any of his properties, assets or rights may be bound, or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Stockholder or any of his properties, assets or rights, which conflict, breach, default or violation or other event could hinder or prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger and Articles of Merger or any Related Agreement to which Stockholder is a party. Except as set forth in Section 3.2(c) of Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Alloy) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Stockholder of this Agreement, each Related Agreement to which Stockholder is a party or the consummation by Stockholder of the transactions contemplated hereby or thereby.

         (c)      Investment Representations.

                  Stockholder:

                              (A) is acquiring the Merger Shares, the Note and shares which may be delivered as part of the Performance Stock Payment (the "Performance Stock Shares"), if any, for investment and for Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

Confidential


                              (B) understands (1) that the Merger Shares, Note and Performance Stock Shares, if any, to be issued to him have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of Stockholder as expressed herein, (2) that such Merger Shares, Note and Performance Stock Shares, if any, must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available, (3) that, except as provided in the Registration Rights Agreement, Alloy is under no obligation to so register such Merger Shares, Note and Performance Stock Shares, if any, and (4) that the certificates evidencing such Merger Shares, Note and Performance Stock Shares, if any, will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2;

                              (C) has been furnished with, and has read and reviewed, the Alloy SEC Documents;

                              (D) has had an opportunity to ask questions of and has received satisfactory answers from the officers of Alloy or persons acting on Alloy's behalf concerning Alloy and the terms and conditions of an investment in Alloy Common Stock;

                              (E) is aware of Alloy's business affairs and financial condition and has acquired sufficient information about Alloy to reach an informed and knowledgeable decision to acquire the shares of Alloy Common Stock and the Note to be issued to him;

                              (F) can afford to suffer a complete loss of his investment in such shares of Alloy Common Stock, the Note and Performance Stock Shares, if any;

                              (G) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and
         (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

                              (H) understands that if all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk; and

Confidential


                              (I) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring and holding shares of Alloy Common Stock.

         (d) Brokers. Stockholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby except for the fees of William Blair and Company, which fees (and related expenses) will be paid by Stockholder.

         (e) Representation by Legal Counsel. Stockholder has been advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements and the performance of the transactions contemplated hereby an thereby.

         3.3 Representations and Warranties of Alloy. Alloy represents and warrants to CASS as follows:

         (a)      Organization; Good Standing; Qualification and Power. Alloy
(i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Alloy has delivered to CASS and Stockholder true and complete copies of its Certificate of Incorporation and by-laws.

         (b) Capital Stock. Alloy's Quarterly Report on Form 10-Q filed with the SEC on June 14, 2001 with respect to the fiscal quarter ended April 30, 2001 (the "Form 10-Q"), sets forth a true and complete description of the authorized and outstanding shares of capital stock of Alloy as of such date. Alloy has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights (other than any Alloy Rights which may be issued). There exist a sufficient number of authorized but unissued shares of Alloy Common Stock to allow for the payment, if any, of the Performance Stock Payment, subject, however, to the limitations set forth in Section 2.1(b) of this Agreement. No action by the stockholders or any further action by the Board of Directors of Alloy is required for the issuance of the Merger Shares or the Alloy Common Stock issuable, if any, in connection with the Performance Stock Payment; provided, however, that the conditions set forth in this Agreement, including, without limitation in Section 2.1(b) and 2.1(h), are met with regard to such issuance. As of June 29, 2001, there were 23,033,572 shares of Alloy Common Stock issued and outstanding, which number excludes any shares of Alloy Common Stock issuable upon the conversion of any indebtedness, shares, or other securities convertible, either directly or indirectly, into or exchangeable for Alloy Common Stock or upon the exercise of any outstanding options, warrants, or other rights to acquire shares of Alloy Common Stock.

Confidential


         (c) Authority. The execution, delivery and performance by Alloy of this Agreement and each of the Related Agreements to which it is a party and the Certificate of Merger and Articles of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Alloy. This Agreement and each of the Related Agreements to which Alloy is a party are valid and binding obligations of Alloy, enforceable against Alloy in accordance with their respective terms. Neither the execution, delivery and performance by Alloy of this Agreement and the Related Agreements to which Alloy is a party, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Alloy under any term, condition or provision of (x) any instrument or agreement to which Alloy is a party, or by which Alloy or any of its properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Alloy or any of its properties, assets or rights or (z) Alloy's Certificate of Incorporation or by-laws, as amended through the date hereof, respectively, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Certificate of Merger and Articles of Merger or any other Related Agreement. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Alloy of this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue-sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Certificate of Merger and Articles of Merger with the Secretaries of State of the States of Delaware and Illinois (iv) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Alloy. to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

Confidential


         (d)      SEC Documents.

                  (i) Alloy has furnished or made available to Stockholder a correct and complete copy of Alloy's Annual Report on Form 10-K filed with the SEC with respect to the fiscal year ended January 31, 2001, the Form 10-Q and each report, schedule, registration statement and definitive proxy statement filed by Alloy with the SEC on or after the date of filing of the Form 10-Q which are all the documents (other than preliminary material) that Alloy was required to file (or otherwise did file) with the SEC in accordance with Sections 13, 14 and 15(d) of the Exchange Act on or after the date of filing with the SEC of the Form 10-Q (collectively, the "Alloy SEC Documents"). As of their respective filing dates, or in the case of registration statements, their respective effective times, none of the Alloy SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Alloy SEC Documents complied when filed, or in the case of registration statements, as of their respective effective times, in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder.

                  (ii) The financial statements (including the notes thereto) of Alloy included in the Form 10-Q for the fiscal quarter then ended, complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto) and fairly present the financial position of Alloy as at the dates thereof and the results of their operations, stockholders' equity and cash flows for the period then ended.

         (e) Brokers. Neither Alloy nor any of its officers, directors, or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         (f) Financial Information. The results of operations announced by Alloy in the Form 10-Q fairly present the results of operations of Alloy and its consolidated subsidiaries for its first quarter of fiscal year 2002, subject to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change thereto, taken as a whole.

         (g) Disclosure. None of the Alloy SEC Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

         (h) Acknowledgements. Alloy acknowledges that: (i) it will have completed to its satisfaction its own due diligence review with respect to CASS;
(ii) it has had access to its satisfaction to CASS and its businesses and affairs; (iii) the occurrence of the Closing shall be deemed to constitute the satisfaction and/or waiver of each of the conditions precedent set forth in
Article VI hereof.

Confidential


         (i) Tax Matters. Alloy has no plan or intention to sell or otherwise dispose of any of the assets of CASS acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code. Except as otherwise provided in this Agreement, no liabilities of any person other than CASS will be assumed by Alloy in connection with the Merger. As of the date hereof, Alloy has no current plans to discontinue any material portion of the historic business of CASS (other than the CRM Business), however, nothing contained herein shall in any way preclude Alloy from selling any of the CASS assets or business if it shall determine to do so, in its sole discretion. Alloy is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code.


                                   ARTICLE IV

                               RELATED AGREEMENTS

         4.1 Related Agreements. On or prior to the Closing Date, the following agreements (such agreements, together with the Escrow Agreement, being herein collectively referred to as the "Related Agreements") shall be executed and delivered by the respective parties thereto:

         (a) Lockup Agreement. Stockholder is entering into a Lock-up Agreement with Alloy, effective as of the Effective Time (the "Lockup Agreement") in form and substance mutually agreeable to Alloy and the Stockholder, providing, among other things, that Stockholder shall not transfer his shares of Alloy Common Stock following the Effective Time except as provided therein and including a representation as to Stockholder's intentions with respect thereto. Alloy shall be entitled to place legends on the certificates evidencing any Alloy Common Stock to be received by Stockholder pursuant to the terms of this Agreement and the Certificate of Merger and Articles of Merger, and to issue appropriate stop transfer instructions to the transfer agent for Alloy Common Stock, consistent with the terms of the Lock-up Agreement, whether or not the Lock-up Agreement is actually delivered to Alloy.

         (b) Employee Confidentiality and Assignment of Inventions Agreements. Each of (i) Stockholder and (ii) any Key Employee of CASS who is expected to accept employment with Alloy or New CASS subsequent to the Closing, is entering into a non-competition, confidentiality and assignment of inventions agreement with Alloy, effective as of the Effective Time, in form and substance mutually agreeable to Alloy and the Stockholder (the "Employee Confidentiality Agreement"), providing for, among other things, restrictions upon such person from competing with the business of New CASS and Alloy, non-disclosure of confidential information and ownership of proprietary information and rights.

         (c) Escrow Agreement; Supplemental Escrow Agreement. Each of Alloy, Stockholder and the Escrow Agent are entering into the Escrow Agreement and Supplemental Escrow Agreement, both in form and substance mutually agreeable to Alloy and the Stockholder.

Confidential


         (d) Non-Competition Agreement. Stockholder is entering into an agreement with Alloy, to be effective as of the Effective Time, in form and substance mutually agreeable to Alloy and the Stockholder (the "Non-Competition Agreement"), providing for, among other things, restrictions upon Stockholder from competing with the business of Alloy and New CASS.

         (e) Registration Rights Agreement. Stockholder and Alloy are entering into a Registration Rights Agreement effective as of the Effective Time, in form and substance mutually agreeable to Alloy and the Stockholder (the "Registration Rights Agreement"), providing for registration rights with respect to the Merger Shares and shares covered in respect of the Performance Stock Payment.

         (f) Release Agreement. Stockholder is entering into a Release Agreement, effective as of the Effective Time, in form and substance mutually agreeable to Alloy and the Stockholder (the "Release Agreement"), providing for, among other things, release of the Surviving Corporation, Alloy and Alloy's affiliates from any and all claims, known and unknown, that such Stockholder may have against CASS through the Effective Time.

         (g) Option Agreement and Right of First Refusal. Stockholder, Purchaser, and Alloy are entering into an Option Agreement and Right of First Refusal, in form and substance mutually agreeable to Alloy and the Stockholder.

         (h) Employment Agreements. Each of Stockholder and the Key Employees are entering into employment agreements with New CASS, each substantially in a form reasonably satisfactory to Alloy and Stockholder, and Alloy and the Key Employees, as applicable.

         (i) Services Agreement. New CASS and Purchaser are entering into a Services Agreement, in form and substance mutually agreeable to New CASS and Purchaser, which provides, among other things, that the Purchaser shall have the right to use the name "Cass Recruitment Media" for up to six (6) months after the Effective Time; provided, however, that effective as of the expiration of such six-month period, the Purchaser must change its name to a name that does not contain the word "Cass."


                                    ARTICLE V

                CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                              ADDITIONAL AGREEMENTS

         5.1 Access to Records and Properties of Each Party; Confidentiality. (i) From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), CASS and Stockholder shall permit Alloy and its consultants and professional advisors to conduct, and assist Alloy and its consultants and professional advisors in the conduct of, a full and complete investigation of CASS's business and technology including, without limitation, a market and competitive products and technology analysis and a review of CASS's books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, reasonable, non-disruptive access to, and communications with current and former employees of CASS (the "Alloy Investigation"). The Alloy Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by Stockholder, or CASS to Alloy, or otherwise in Alloy's possession, on or before the Effective Time, limit or restrict in any manner any right of Alloy to terminate this Agreement upon the terms and conditions herein. All such information shall be subject to the confidentiality agreements currently existing between the parties; the Alloy Investigation shall not give Alloy the right to use any disclosed or discovered information beyond the scope of these provisions or agreements or any applicable license agreement.

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                  (i)   During the Executory Period, Alloy shall permit CASS,
         Stockholder and its and his consultants and professional advisors to conduct, and shall assist CASS and Stockholder in its, his and their conduct of, a full and complete investigation of Alloy's business and technology, including without limitation, a review of Alloy's books and records, contracts, technology, intellectual property, inventory, equipment, technical materials, customer records and other assets, reasonable, non-disruptive access to, and communications with current and former employees of Alloy ( the "CASS Investigation"). The CASS Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by any employee, former employee, agent, officer or director of Alloy to CASS or Stockholder, or otherwise in CASS's or Stockholder's possession, on or before the Effective Time, limit or restrict in any manner any right of CASS or Stockholder to terminate this Agreement upon the terms and conditions herein. All such information shall be subject to the confidentiality agreements currently existing between the parties; the CASS Investigation shall not give CASS or Stockholder the right to use any disclosed or discovered information beyond the scope of these provisions or agreements or any applicable license agreement.

         5.2 Operation of Business of CASS. During the Executory Period, except with respect to the Asset Sale CASS shall operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its business and assets, to keep available the services of its officers and employees and to maintain satisfactory relationships with persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, CASS shall not, without the prior written consent of Alloy, (a) take any action that would result in any of the representations and warranties of CASS herein becoming untrue or in any of the conditions to the Merger not being satisfied, or (b) take or cause to occur any of the actions or transactions described in
Section 3.1(g)(iii) through (xx).

         5.3 Negotiation With Others. During the Executory Period, CASS shall not, except with respect to the Asset Sale, (and CASS shall not permit its employees, directors, officers, advisors, consultants or agents to), and Stockholder shall not, directly or indirectly: (i) solicit, initiate or engage in any discussions or negotiations with, whether or not initiated by CASS or Stockholder, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (1) the acquisition of CASS (whether by way of merger, purchase of capital stock, purchase of all or any substantial part of the assets of CASS or otherwise); (2) any financing (other than in the ordinary course under CASS's already existing credit facilities) of, or investment in, including the purchase of any capital stock in, CASS; (3) the sale, license, disposition or encumbrance of any Intellectual Property Rights of CASS; or (4) any action or agreement that would otherwise be inconsistent with the terms of this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements or that would prohibit or impair in any material respect the performance of CASS's or Stockholder's obligations under this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements or that could reasonably be expected to diminish the likelihood of or render impracticable or undesirable the consummation of the Merger (each, a "Prohibited Transaction"); or (ii) authorize or consummate a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, CASS and Stockholder shall: (i) terminate any and all discussions, if any, it or he may be having regarding a Prohibited Transaction; and (ii) immediately notify Alloy in writing if it or he thereafter receives any inquiries or offers from any person or entity regarding a Prohibited Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction proposed and the material terms of the proposal, and CASS and Stockholder shall refuse to discuss, and immediately reject such inquiry or offer.

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         5.4      Preparation of Filings. As promptly as practicable after the date of this Agreement, Alloy and CASS shall properly prepare and file any filings required under the Exchange Act, the Securities Act or any other Federal or state laws, and Alloy shall properly prepare and file any filings required under state securities or "blue sky" laws, in each case relating to the Merger and the transactions contemplated by this Agreement (collectively, the "Filings"). CASS shall promptly furnish Alloy with all information concerning CASS and Stockholder as may be reasonably requested by Alloy in connection with any action contemplated by this Section 5.4. Alloy and CASS will notify the other promptly of the receipt of any comments from any government officials for amendments or supplements to or any Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and any government officials, on the other hand, with respect to the Merger or any Filing. Alloy and CASS shall promptly provide the other (or its counsel) with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby and thereby. The Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which should be set forth in an amendment or supplement to any Filing, Alloy and/or CASS, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with any government officials, and/or mailing to Stockholder, such amendment or supplement.

         5.5 Advice of Changes. During the Executory Period, CASS shall confer with Alloy on a regular and frequent basis, report on operational matters and promptly advise Alloy of any change, event or circumstance having, or which, insofar as can reasonably foreseen, could have a CASS Material Adverse Effect or which could materially affect (negatively or positively) its financial projections or forecasts. During the Executory Period, Alloy shall promptly advise CASS and Stockholder of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have a material adverse effect on the business, financial condition, or results of operations of Alloy, when taken as a whole or which could materially affect (negatively or positively) its financial projections or forecasts.

                                       37
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         5.6      Stockholder Approval. CASS and Stockholder shall (a) obtain in compliance with the IBCA and any other applicable law and CASS's Certificate of Incorporation and By-laws the requisite approval of the stockholders of CASS by written consent for the purpose of obtaining the approval of the Merger, this Agreement and the transactions contemplated hereby (the "Stockholder Action") and Stockholder hereby covenants and agrees to execute such written consent, (b) take or cause to be taken all such other action as may be required by the IBCA and any other applicable law in connection with the Merger and this Agreement, in each case as promptly as possible and (c) reasonably cooperate with and assist Alloy and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or Governmental Authority.

         5.7 Legal Conditions to Merger. Each party hereto shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will take all reasonable actions necessary to cooperate with and furnish information to the other party or parties, as the case may be, in connection with any such requirements imposed upon such other party or parties in connection with the Merger. Each party hereto shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to cooperate promptly with the other party or parties in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such party (or by the other party or parties) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

         5.8 Consents. Each party hereto shall use its best efforts, and the other parties shall reasonably cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable New CASS to conduct and operate the businesses of CASS substantially as presently conducted.

         5.9 Efforts to Consummate. Subject to the terms and conditions herein provided, the parties hereto shall use all commercially reasonable efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in
Article VI as soon as reasonably practicable.

         5.10 Notice of Prospective Breach. Each party hereto shall immediately notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

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         5.11     Public Announcements. The parties hereto agree that, to the maximum extent feasible, but subject to the public disclosure and other legal obligations of Alloy and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that none of CASS or any of its affiliates or representatives will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of Alloy.

         5.12 Support of Merger by Officers and Directors. Each party hereto shall use its or his best efforts to cause all of its managers, officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

         5.13 Key Employees; Employees. (a) Alloy shall have the right to discuss and secure satisfactory assurances from the existing key employees of CASS identified on Schedule 5.13 hereto (each a "Key Employee" and, collectively the "Key Employees") that they will continue to be employed by New CASS following the consummation of the Merger. Each Key Employee shall agree to enter into employment agreements, in form and substance satisfactory to each such Key Employee and Alloy (the "Employment Agreements"), which Employment Agreements shall contain customary noncompetition and nonsolicitation provisions and other usual and customary terms.

         (b) On the Closing Date, Alloy shall grant to those employees of CASS listed on Schedule 5.13 options to purchase an aggregate of up to 200,000 shares of Alloy Common Stock (the "Key Employee Options") at an exercise price per share equal to the closing price of a share of Alloy Common Stock on the NASDAQ for the trading day immediately preceding the Closing Date. Such options
(i) shall be issued to the persons listed on Schedule 5.13 for the number of shares set forth opposite their names on such schedule, (ii) shall be incentive stock options, within the meaning of Section 422 of the Code, to the extent possible and (iii) shall become exercisable as to 25% of the underlying shares on each anniversary of the Closing Date for a period of four (4) consecutive years.

         (c) To the extent that not all Key Employee Options are granted as of the Closing, Alloy and Stockholder shall mutually agree upon the Key Employees to whom Alloy shall issue the remainder of the Key Employee Options by within one year of the date hereof, at an exercise price per share equal to the closing price of a share of Alloy Common Stock on the NASDAQ for the trading day immediately preceding the date such options are granted. Such options shall (i) be incentive stock options, within the meaning of Section 422 of the Code, to the extent possible and (ii) become exercisable as to 25% of the underlying shares on each anniversary of the date granted for a period of four (4) consecutive years.

         5.14 Stock Exchange Listing. Alloy shall use all commercially reasonable efforts to have authorized for quotation on NASDAQ National Market System, in accordance with the then current NASDAQ Market Rules, upon official notice of issuance, the Merger Shares.

         5.15 Rule 144. With a view to making available to Stockholder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Stockholders to sell Alloy Common Stock to the public without registration or pursuant to registration, Alloy covenants that:

         (a) it will file the reports required to be timely filed by Alloy under the Securities Act and the Exchange Act, so as to enable Stockholders to sell shares of Alloy Common Stock received hereunder pursuant to Rule 144 under the Securities Act;

         (b) subject to the provisions of the Lock-up Agreement, it shall cooperate with Stockholder in connection with any sale, transfer or other disposition by such Stockholder of any shares of Alloy Common Stock received hereunder pursuant to Rule 144 under the Securities Act; and

         (c) it will take such action as Stockholder may reasonably request, including, without limitation, furnishing to Stockholder, upon his written request, a written statement signed by Alloy and addressed to Stockholder stating whether or not Alloy is in compliance with the filing requirements of Section 13 or 15(d) of the Securities Act during the preceding 12 months, all to the extent required from time to time to enable Stockholder to sell shares of Alloy Common Stock received hereunder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

For purposes hereof, "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         5.16 Harris Bank Line of Credit. During the Executory Period, with respect to that certain Amended and Restated Facility Agreement dated as of May 23, 2001, between Harris Trust and Savings Bank and CASS (the "Credit Facility"), CASS shall not, without Alloy's prior written consent, borrow in excess of $1.7 million from the Credit Facility.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligations. The obligations of each party to perform this Agreement and to effect the Merger are subject to the satisfaction of the below conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

         (a) Certificate of Merger and Articles of Merger. The Certificate of Merger and Articles of Merger shall have been executed and delivered by Alloy and CASS and filed with and accepted by the Secretaries of State of the States of Delaware and Illinois.

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         (b)      Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

         (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

         (d) Legislation. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

         6.2 Conditions to Obligations of Alloy. The obligations of Alloy to perform this Agreement and the Certificate of Merger and Articles of Merger are subject to the satisfaction of the below conditions unless waived (to the extent such conditions can be waived) by Alloy:

         (a) Representations and Warranties of CASS and Stockholder. The representations and warranties of CASS and Stockholder set forth in Sections 3.1 and 3.2 hereof, respectively, shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Effective Time as though made at and as of such date, and Alloy shall have received a certificate signed by the President or Chief Executive Officer of CASS and Stockholder to that effect.

         (b) Performance of Obligations of CASS and Stockholder. CASS and Stockholder shall have performed in all material respects the obligations required to be performed by each of them, respectively, under this Agreement prior to or as of the Closing Date, and Alloy shall have received a certificate signed by the President or Chief Executive Officer of CASS and Stockholder to that effect.

         (c) Authorization of Merger. All actions necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger and Articles of Merger and the Related Agreements by CASS and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of CASS, and CASS shall have full power and right to effect the Merger on the terms provided herein.

         (d) Opinion of CASS's Counsel. Alloy shall have received an opinion dated the Closing Date of Wildman, Harrold, Allen & Dixon, counsel to CASS, in form and substance reasonably satisfactory to Alloy.

         (e) Consents and Approvals. Alloy shall have received duly executed copies of all consents and approvals contemplated by this Agreement or Disclosure Schedule, in form and substance satisfactory to Alloy.

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         (f)      Related Agreements. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

         (g) Asset Sale. CASS and Purchaser shall have entered into asset purchase agreements and related bills of sale, assignment and assumption agreements and such other documents and instruments, in form and substance reasonably satisfactory to Alloy in its sole discretion, as may be required to effect and consummate the Asset Sale immediately prior to the Effective Time (collectively, the "Asset Sale Agreements"), and the Asset Sale shall have been consummated in accordance with the provisions of the Asset Sale Agreements.

         (h) Employment Offers. Each Key Employee shall have accepted an offer of employment with Alloy or New CASS on terms reasonably satisfactory to Alloy.

         (i) Stock Certificates. Stockholder shall have delivered all outstanding shares of CASS Stock to Alloy, duly endorsed in blank or accompanied by duly endorsed stock powers transferring to Alloy all of his right, title and interest to such CASS Stock.

         (j) Default Under Agreements. The consummation of the transactions contemplated hereby shall not cause CASS to be in default under any material agreement or instrument to which it is a party or by which it or any of its properties are bound, the result of which could have a CASS Material Adverse Effect.

         (k) Closing Date. The Closing shall have occurred on or before August 1, 2001.

         (l)      Evidence of Corporate Authority. CASS shall have delivered
(A) a certificate of the Secretary or an Assistant Secretary of CASS, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificates of Incorporation and bylaws of CASS, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of CASS and (iii) the attached true and correct copies of resolutions of the board of directors and stockholders of CASS authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of CASS in carrying out the terms and provisions hereof; and (B) certificates of good standing from the Secretary of State for each jurisdiction in which it is qualified to do business as identified on Section 3.1(a) to the Disclosure Schedule dated within five (5) days of the Closing Date.

         6.3 Conditions to Obligations of CASS and Stockholder. The obligations of CASS and Stockholder to perform this Agreement and the Certificate of Merger and Articles of Merger are subject to the satisfaction of the below conditions unless waived (to the extent such conditions can be waived) by CASS and Stockholder:

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         (a)      Representations and Warranties of Alloy. The representations and warranties of Alloy set forth in Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Effective Time as though made at and as of such dates, respectively, and CASS shall have received a certificate signed by an officer of Alloy to that effect.

         (b) Performance of Obligations of Alloy. Alloy shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Certificate of Merger and Articles of Merger prior to or as of the Closing Date and CASS shall have received a certificate signed by an officer of Alloy to that effect.

         (c) Related Agreements. Alloy shall have executed and delivered the Related Agreements to which it is a party and all other agreements to which Alloy is to be party pursuant to the terms of Section 4.1. Each of the Related Agreements shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

         (d) Merger Consideration. Alloy shall have delivered an irrevocable letter to its transfer agent directing the transfer agent to deliver the Merger Shares to Stockholder and Escrow Agent, as applicable, shall have delivered a duly executed Alloy Note to Stockholder, and shall have delivered the Closing Cash Payment to Stockholder, Escrow Agent and Supplemental Escrow Agent, as applicable, by means of wire transfer to an account or accounts as may be specified in writing by Stockholder to Alloy not later than the Business Day prior to the Closing Date.

         (e) Employment Agreements. New CASS shall have executed and delivered to Stockholder and Key Employees employment agreements, each substantially in a form reasonably satisfactory to Alloy and Stockholder and Alloy and each Key Employee, as applicable.

         (f)      Evidence of Corporate Authority. Alloy shall have delivered
(A) a certificate of the Secretary or an Assistant Secretary of Alloy, dated as of the Closing Date, certifying as to (i) the attached true and correct copies of the Certificates of Incorporation and bylaws of Alloy, (ii) the incumbency of the officers executing this Agreement and the Related Agreements on behalf of Alloy and (iii) the attached true and correct copies of resolutions of the board of directors and stockholders of Alloy authorizing and approving the execution, delivery and performance of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and the acts of the officers of Alloy in carrying out the terms and provisions hereof; and (B) a certificate of good standing from the Secretary of State of Delaware dated within five (5) days of the Closing Date.

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         (g)      Opinion of Alloy's Counsel. The Stockholder shall have
received an opinion dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Alloy, in form and substance reasonably acceptable to Stockholder.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Certain Information Required by the Code. Stockholder shall furnish Alloy with any information required pursuant to Section 1060(e) of the Code at such time and in such manner as Alloy may request in order to comply with Section 1060(e) and any regulations promulgated thereunder.

         7.2      Restriction on Transfer.

         (a) The shares of Alloy Common Stock to be issued to Stockholder pursuant to the Merger and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.2, which conditions are intended to insure compliance with the provisions of the Securities Act. Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by Stockholder.

         (b) Each certificate representing Restricted Securities issued to Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION
                  7.2 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF JULY __, 2001 AMONG ALLOY ONLINE, INC., CASS COMMUNICATIONS, INC. AND ALAN M. WEISMAN AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, ALLOY ONLINE INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF AN ALLOY ONLINE, INC. CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ALLOY ONLINE, INC.

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                  THESE SECURITIES ARE ALSO SUBJECT TO AN INVESTMENT
                  REPRESENTATION AND LOCKUP AGREEMENT, DATED AS OF JULY __, 2001 WITH ALLOY ONLINE, INC. WHICH RESTRICTS THE TRANSFER THEREOF, A COPY OF WHICH CAN BE OBTAINED FROM ALLOY ONLINE, INC. AT ITS EXECUTIVE OFFICES."

         (c) Upon approval of the Merger by Stockholder as contemplated hereby, Stockholder is deemed to agree that, prior to any Transfer of Restricted Securities to give written notice to Alloy of Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by Alloy, shall be accompanied by the written opinion, addressed to Alloy, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Alloy) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Alloy. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransfered balance of such Restricted Securities) shall bear the legend set forth in Section 7.2(b) unless (x) in such opinion of counsel of Alloy registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Alloy shall have waived the requirement of such legends. Stockholder shall not Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Alloy or unless such opinion is not required in accordance with the provisions of this Section 7.2(c)).

         (d) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.2(c) and, pursuant to Section 7.2(c), the securities so transferred are not required to bear the legend set forth in Section 7.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Alloy, without expense, a new certificate not bearing the restrictive legend set forth in Section 7.2(b) and not containing any other reference to the restrictions imposed by this Section 7.2.

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         (e)      Stockholder understands and agrees that Alloy, at its
discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by Stockholder but not as to certificates for such shares of Alloy Common Stock as to which the legend set forth in paragraph (b) of this Section 7.2 is no longer required because one or more of the conditions set forth in Section 7.2(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 7.2 or that is or may otherwise be unlawful.

         7.3      Confidentiality.

         (a) CASS and Stockholder acknowledge and recognize that the Subject Business (as defined below in this Section 7.3) has been conducted or is currently planned to be conducted by each of Alloy, New CASS and CASS throughout the world, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the promises contained herein, the consideration to be received hereunder and the direct and indirect benefits to CASS and Stockholder of the transactions contemplated hereby, and in consideration of and as an inducement to Alloy to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, CASS and Stockholder shall not (and shall cause each of their respective affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their affiliates and subsidiaries not to) use or disclose to any Person, any Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the Confidential Information for its own purposes or for the benefit of any Person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Alloy and New CASS, (iii) as required by law or judicial process, (iv) as required to fulfill legal and regulatory obligations, if any or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of CASS, New CASS or Alloy or its affiliates and all information of a proprietary nature relating to CASS, New CASS or Alloy or its affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by CASS or Stockholder or otherwise becomes public other than as a result of the breach by CASS or Stockholder of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Alloy or CASS or is independently developed by CASS or Stockholder) and the terms and conditions of this Agreement. As used herein, the term "Subject Business" shall mean (i) the business of CASS or such business as is reasonably related to the business of CASS and (ii) the business of Alloy or any of its affiliates.

         (b) Alloy acknowledges and recognizes that the Stockholder Business (as defined below) has been conducted or is currently planned to be conducted by one or more stockholders and/or its or their Affiliates, and further acknowledges and recognizes the highly competitive nature of the industry in which the Stockholder Business is involved and that, accordingly, in consideration of the promises contained herein, the consideration to be received hereunder and the direct and indirect benefits to Alloy of the transactions contemplated hereby, and in consideration of and as an inducement to Stockholder to enter into to this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, Alloy shall not (and shall cause its Affiliates and subsidiaries, and the officers, directors, employees, advisors and agents of them and their Affiliates and subsidiaries not to) use or disclose to any person, any Stockholder Confidential Information for any reason or purpose whatsoever, nor shall it or they make use of any of the Stockholder Confidential Information for its own purposes or for the benefit of any person except (i) in order to facilitate the fulfillment of such party's obligations hereunder, (ii) to Stockholder, (iii) as required by law or judicial process,
(iv) as required to fulfill legal and regulatory obligations, if any, or (v) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Stockholder Confidential Information" shall mean Intellectual Property Rights and all information of a proprietary nature relating to the Stockholder Business (other than information that is in the public domain at the time of receipt thereof by Alloy or otherwise becomes public other than as a result of the breach by Alloy of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Stockholder or is independently developed by Alloy) and the terms and conditions of this Agreement. As used herein, the term "Stockholder Business" shall refer solely to the CRM Business that is the subject of the Asset Sale. Notwithstanding the foregoing, if this Agreement is terminated for any reason prior to consummation of the Merger and the other transactions contemplated hereby, the "Stockholder Business" shall be deemed to include the entire business of CASS and the "Stockholder Confidential Information" shall be deemed to include the Intellectual Property Rights of CASS.

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         7.4      Litigation Cooperation. If a party hereto shall become engaged in or participate in any investigation, claim, litigation, arbitration, mediation, or other proceeding with any third party relating in any way to CASS or any of the assets that are subject to the Asset Sale, the other parties shall cooperate in all reasonable respects with such party in connection therewith, including, without limitation, making available to such parties, without cost, all relevant records and using its best efforts to make available to the other the then employees of the parties or their affiliates who may be helpful with respect to such claim or litigation.

         7.5 Record Maintenance. Each party shall, in connection with the preparation by the others of tax and financial reporting matters and other bona fide business purposes, for a period of five (5) years from the Closing Date afford to the other parties and their representatives the opportunity, upon reasonable advance notice, to examine and make copies of the books and records of the other, or portions thereof, which relate to CASS or the assets that are the subject of the Asset Sale, as applicable, for any period prior to the Closing, except to the extent that such access is precluded pursuant to the provisions of a confidentiality agreement between such party and another person that is not an affiliate of such party or is otherwise precluded by law, and shall maintain such records for a period of five (5) years from the date hereof; provided, that any party may destroy any record which was first offered to the other parties and not claimed or picked up by one or more of the other parties within thirty (30) days, and shall not destroy any record without first providing the other parties at least thirty (30) days' prior written notice of its intent to destroy such record.

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         7.6      Plant Closing Notification. Alloy shall be responsible for providing any notice of layoff or closing, if any, required pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988, any successor Federal law and any applicable state or local plant closing notification statute, for any such layoffs or plant closings which will commence effective on or subsequent to the Closing Date.

         7.7 Employee Plans. With respect to each Employee Plan of CASS listed in Section 3.1(u) of the Disclosure Schedule, Alloy and/or New Cass shall have the option to either (i) assume and be the plan sponsor for the Employee Plan in question and the related trusts, insurance contracts, other assets and documents or (ii) to cause CASS to terminate immediately before, but effective as of, the Effective Time, the Employee Plan in question and to replace such terminated Employee Plan with plans and benefits having substantially the same benefits as the terminated Employee Plan in question.

         7.8 Intercompany Receivable. After the Effective Time, Alloy shall cause to be satisfied that certain $1.8 million intercompany receivable from the CASS Recruitment Media Division of CASS to CASS (the "Intercompany Receivable"). During the Executory Period, CASS shall not, without Alloy's prior written consent, cause the amount of the Intercompany Receivable to exceed $1.8 million.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         (a) "Affiliate" as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

         (b)      "Event of Indemnification" shall mean the following:

                  (i) with respect to Alloy and the Surviving Corporation (a "Alloy Event of Indemnification"),

                           (A) the breach of any representation or warranty contained in Section 3.1 or 3.2 of this Agreement or any Related Agreement; or

                           (B) the breach of any agreement or covenant of CASS or Stockholder contained in this Agreement or in any Related Agreement; or

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                           (C)    any claim, demand, Liability or obligation of
                  any nature whatsoever, which arose or was incurred on or before the Closing Date, and which was based on events occurring on or before the Closing Date, or which was based on products sold or services performed by CASS or Stockholder on or before the Closing Date, notwithstanding that the date on which the claim, demand, liability or obligation may arise or become manifest is after the Closing Date, other than liabilities or obligations of CASS arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on Disclosure Schedule or that were not required to be disclosed thereon pursuant to the provisions of the applicable representation or warranty; or

                           (D) any claim, demand, Liability or obligation sustained or suffered by CASS, Alloy or the Surviving Corporation, or any of them, arising out of or in connection with the Asset Sale or the operation, before or after the Effective Time, of any of the assets, rights and properties constituting "Purchased Assets", as such term is defined in the Asset Sale Agreement pursuant to which such Asset Sale is being effected (the "Asset Sale Liability"); or

                           (E) any claim, demand, Liability or obligation sustained or suffered by CASS, Alloy or the Surviving Corporation, or any of them, as a result of the breach by the Purchaser of any of its obligations under the Asset Sale Agreements; or

                  (ii) with respect to Stockholder (a "Stockholder Event of Indemnification"),

                           (A) the breach or misrepresentation by Alloy of any representation or warranty contained in Section 3.3 of this Agreement; or

                           (B) the breach or misrepresentation of any agreement or covenant of Alloy contained in this Agreement or any Related Agreement; or

                           (C) any claim, demand, liability or obligation of any nature whatsoever, which arises or was incurred after the Closing Date, and which is based on events occurring after the Closing Date, or which is based on products sold or services performed by New CASS after the Closing Date.

         (c)      "Indemnified Persons" shall mean and include:

                  (i) with respect to a Alloy Event of Indemnification, Alloy, the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing; or

                  (ii) with respect to a Stockholder Event of Indemnification, Stockholder and his heirs, executors, legal representatives, estate and permitted assigns.

         (d)      "Indemnifying Persons"  shall mean and include:

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                  (i)  with respect to a Alloy Event of Indemnification, (A)
         prior to the Effective Time, CASS, Stockholder and each of its or his respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the Effective Time, Stockholder, and his permitted assigns, heirs, legal representatives and estate (the "Stockholder Indemnifying Parties"); or

                  (ii) with respect to a Stockholder Event of Indemnification, Alloy and its respective successors and assigns (the "Alloy Indemnifying Parties").

         (e) "Losses" shall mean any and all losses, demands, actions or causes of action, suits, proceedings, investigations, arbitrations, claims assessments, shortages, damages, liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable and documented attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.

         8.2      Indemnification Generally.

         (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification, which shall first be paid with respect to any Alloy Event of Indemnification from the Escrow Fund (as defined in the Escrow Agreement) and then by Stockholder. To the extent applicable, an Event of Indemnification shall be effected in accordance with the terms and conditions of the Escrow Agreement.

         (b) Any Losses arising from an Alloy Event of Indemnification, other than Losses arising from the CPN Litigation, first shall be paid from the Escrow Fund (as defined in the Escrow Agreement) in accordance with the terms and conditions of the Escrow Agreement. Any Losses arising from the CPN Litigation, first shall be paid from the Supplemental Escrow Fund in accordance with the terms and conditions of the Supplemental Escrow Agreement. If the Escrow Fund and Supplemental Escrow Fund, as applicable, are depleted as a result of satisfying a Alloy Event of Indemnification, any additional claim for Losses made by a Alloy Indemnified Person will be made in the manner set forth in Section 8.3 and 8.4 hereunder.

         (c) Except as otherwise set forth in subsection (e) below, and notwithstanding any of the other provisions hereof, the indemnification obligations of Stockholder Indemnifying Parties under this Article VIII shall be limited to $7,500,000. The parties acknowledge that this limitation is a material inducement to Stockholder to enter into this Agreement and the Related Agreements. The parties hereto further agree and acknowledge that, notwithstanding any contrary provision herein or in any of the Related Agreements, Stockholder Indemnifying Parties shall not be obligated under any circumstances to indemnify any person solely as a result of any downward adjustment to the Merger Consideration effected pursuant to Sections 2.1(a), above, or 8.6, below or to the extent of, but only to the extent of, any accrual for any Loss set forth on the Interim Balance Sheet.

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         (d)      No payment for Losses shall be made to an Indemnified Person until the aggregate amount of Losses incurred by such Indemnified Person exceeds $250,000 after which point the Indemnifying Persons shall indemnify the Indemnified Person for all accrued Losses, including the first $250,000 of such Losses.

         (e) Notwithstanding any of the foregoing, nothing contained in this Section 8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons in connection with any of such rights of the Indemnified Persons (A) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon (i) an allegation or allegations that CASS and/or Stockholder, or either of them, had an intent to defraud or made a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement, the Certificate of Merger and Articles of Merger or the Related Agreements and the transactions contemplated hereby or thereby ("Fraud Claims"), (ii) any or alleged breach of any of the representations or warranties contained in Sections 3.1(c), 3.1(h), 3.1(s), 3.1(u) or 3.2(a) (a "Title, Tax or Environmental Claim"), (iii) the Asset Sale Liability; (iv) any breach by the Purchaser of any of its obligations under the Asset Sale Agreement (the claims referenced in clauses (iii) and (iv) hereof are hereafter referred to as the "Asset Sale Liability Claims"), or (v) the CPN Litigation, or (B) to enforce any judgment of a court of competent jurisdiction which finds or determines that CASS and/or Stockholder, or either of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Certificate of Merger and Articles of Merger and the transactions contemplated hereby or thereby.

         (f) The parties agree that the amount of any indemnification payment otherwise required to be made by any Indemnifying Person hereunder shall be determined net of insurance proceeds and on an "after tax" basis. In particular, the amount of an indemnification payment shall be (i) the amount of the Loss (determined without regard to insurance proceeds or tax incidents),
(ii) minus any insurance payments received by the Indemnified Person attributable to the loss, (iii) minus the present value of any tax benefits to the Indemnified Person attributable to deducting the amount of the loss, and
(iv) plus the present value of any tax detriment to the Indemnified Person attributable to including in taxable income receipt or accrual of the insurance proceeds in accordance with the last sentence of this Section 8.2(f) and indemnification payment. Notwithstanding the foregoing, in the event that the present value of a tax benefit or detriment cannot be ascertained because it depends on future events (for example, the Indemnified Person is in a net loss position so that marginal income or deduction does not currently affect tax liability), the indemnification payment shall be made assuming the tax benefit or detriment is zero, and appropriate adjustment shall be made among the parties in the future at such time as the tax benefit or detriment is ascertainable. In any case, the Indemnified Person shall not be obligated to seek any payment pursuant to the terms of any insurance policy in respect of any Loss except to the extent such Loss is covered by an insurance policy of CASS in force with respect to CASS pursuant to premiums paid by CASS and/or any other Person (other than Alloy or any of its subsidiaries or Affiliates) prior to the Effective Time.

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         (g)      The parties agree that payment pursuant to an indemnification obligation under this Article VIII shall be treated for federal income tax purposes as an adjustment to the Merger Consideration.

         8.3 Assertion of Claims. To bring a claim for indemnification under this Article VIII, the Indemnified Person shall give the appropriate Indemnifying Person(s) (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.4 of any Third Party Claim, the existence of which might give rise to such a claim (each, a "Notice of Claim") as promptly as practicable after becoming aware of such claim, but the failure so to provide such Notice of Claim will not relieve the Indemnifying Person(s) from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise in any material respect of any material rights or defenses of the Indemnifying Persons and the Indemnifying Persons were not otherwise aware of such action or claim). Notwithstanding the foregoing, no claim shall be brought under Section 8.2 hereof with respect to a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons a Notice of Claim. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

         8.4 Notice and Defense of Third Party Claims. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

         (b) Upon receipt of notice of the Third Party Claim, the Indemnifying Person shall then have thirty (30) days to advise the Indemnified Person whether the Indemnifying Person accepts the defense of such claim, and the Indemnifying Person shall have no obligation to the Indemnified Person for legal fees incurred by the Indemnified Person after the date of any assumption of the defense by the Indemnifying Person; provided, that notwithstanding the foregoing, Alloy shall have the right to control the defense of any claim which seeks any equitable relief or permanent or temporary injunction against any aspect of the Surviving Corporation's business or operations. Notwithstanding anything herein to the contrary, the Stockholder Indemnifying Parties shall retain control over all aspects of the CPN Litigation and of any future litigation arising from or related to the CPN Litigation.

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         (c)      If the Indemnifying Person determines to accept the defense of such Third Party Claim, (i) it shall defend such Third Party Claim with counsel of its own choice and at its own expense, and (ii) the Indemnified Person shall have the right to be represented by its own counsel at its own expense, its participation to be subject to reasonable direction of counsel for the Indemnifying Person. If the Indemnifying Person fails to undertake the defense of or settle or pay any such Third Party Claim within thirty (30) days after the Indemnified Person has given written notice to the Indemnifying Person of the claim, or if the Indemnifying Person, after having given such notification to the Indemnified Person, fails within thirty (30) days, or at any time thereafter, to defend to the reasonable satisfaction of the Indemnified Person, settle or pay such claim, then the Indemnified Person may take any and all necessary action to dispose of such claim; provided, however, that in no event shall the Indemnified Person settle such claim without the prior consent of the Indemnifying Person in accordance with clause (d) below.

         (d) In the event the Indemnified Person desires to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Person, the Indemnified Person shall advise the Indemnifying Person in writing of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). The Indemnifying Person shall have twenty (20) days after the Indemnifying Person's receipt of the notice of the Proposed Settlement to advise the Indemnified Person whether it accepts the Proposed Settlement. If the Indemnifying Person notifies the Indemnified Person that it accepts the Proposed Settlement, the Indemnified Person may offer the Proposed Settlement to the third party making the claim. If, after approval by the Indemnifying Person, the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnified Person may wish to present to the party making such claim shall again first be presented to the Indemnifying Person in accordance with the provisions of this clause (d).

         (e) The Indemnifying Person may settle any Third Party Claim that it has agreed to accept the defense of on any terms which it may deem reasonable; provided, that the Indemnifying Person shall not without the Indemnified Person's prior written consent, (i) settle or compromise such proceeding, claim or demand, or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Person of a written release from all liability in respect of such proceeding, claim or demand or (ii) settle or compromise any such proceeding, claim or demand, in any manner that adversely affects the Indemnified Person.

         8.5 Survival of Representations and Warranties. Subject to the further provisions of this Section 8.5, the representations and warranties of Alloy and the representations and warranties made by CASS and Stockholder shall survive the Effective Time until the date that is eighteen (18) months after the Closing Date; provided, however, that the representations and warranties contained in Sections 3.1(a), (b), (c), (h), (s) and (u) and 3.2(a), (b), (c) and (d) and Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims, as applicable. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of CASS contained in this Agreement (including, without limitation, the Disclosure Schedule) (i) are being given by CASS on behalf of the holders of shares of CASS Stock and for the purpose of binding the holders of shares of CASS Stock to the terms and provisions of this Article VIII and the Escrow Agreement, and as an inducement to Alloy to enter into this Agreement and to approve the Merger (and CASS and Stockholder acknowledge that Alloy has expressly relied thereon) and (ii) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, holders of shares of CASS Stock or anyone acting on behalf of any thereof) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against CASS, Stockholder, Alloy or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.

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         8.6      Potential Additional Adjustments.

         (a) Notwithstanding the above indemnification, the parties acknowledge and agree that as promptly as practicable following the date that is 90 days after the Closing Date, Alloy shall cause Alloy's Accountant to review the Closing Financial Certificate to determine the accuracy of the Actual Working Capital set forth therein using the formula and standards set forth in
Section 2.1(c) of this Agreement in respect of calculating the Actual Working Capital. If Alloy's Accountant determines that the actual figure is lower than the amount set forth in the Closing Financial Certificate, Alloy shall deliver a written notice (the "Financial Adjustment Notice") to Stockholder setting forth
(i) Alloy's determination of the Actual Working Capital (the "Revised Amount"),
(ii) the Working Capital Adjustment Factor that would have been applicable pursuant to Section 2.1(d) had the Revised Amount been reflected on the Closing Financial Certificate, and (iii) the additional amount that would have been deducted from the Closing Cash Payment had the Revised Amount been used in the calculations pursuant to Section 2.1 (the "Additional Adjustment Amount").

         (b) Stockholder shall have thirty (30) days from the receipt of the Financial Adjustment Notice to notify Alloy if Stockholder disputes such Financial Adjustment Notice. If Alloy has not received notice of such a dispute within such 30-day period, Alloy shall be entitled to receive from Stockholder (which may, at Alloy's sole discretion, be from the Escrow Fund) the number of shares of Alloy Common Stock equal to the Additional Adjustment Amount divided by the Stipulated Price. If, on the other hand, Alloy has received notice of such a dispute within such 30-day period, then Alloy and Stockholder shall mutually agree on an independent accounting firm to review the Closing Financial Certificate and the Financial Adjustment Notice (and related information) to determine the amount, if any, of the Additional Adjustment Amount that should be returned to Alloy. If Alloy and Stockholder cannot agree on an independent accounting firm, the Accountants shall select such independent accounting firm within ten (10) Business Days of joint written notice from Alloy and Stockholder of their inability to agree on an independent accounting firm. The determination of such independent accounting firm shall use the formula and standards set forth in Section 2.1(c) of this Agreement in respect of calculating the Actual Working Capital and shall be final and binding on the parties hereto. If such independent accounting firm determines that Stockholder owes the Alloy an Additional Adjustment Amount, then Alloy shall be entitled to receive from Stockholder (which may, at Alloy's sole discretion, be from the Escrow Fund) the number of shares of Alloy Common Stock equal to the Additional Adjustment Amount divided by the Stipulated Price. The costs of the independent accounting firm shall be borne by the party (either Alloy or Stockholder) whose determination of Actual Working Capital at the Effective Time was furthest from the determination of the independent accounting firm, or equally by Alloy and Stockholder if the determination by the independent accounting firm is equidistant between the determinations of the parties.

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                                   ARTICLE IX

                 TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

         9.1 Termination. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Alloy, and CASS of this Agreement, at any time prior to the Effective Time, by:

         (a)      the written consent of each of Alloy, Stockholder and CASS; or

         (b)      either Alloy or CASS, if the conditions set forth in Section
6.1 hereof shall not have been met by July 31, 2001, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

         (c) Alloy, if the conditions set forth in Section 6.2 hereof shall not have been met, and CASS if the conditions set forth in Section 6.3 hereof shall not have been met, in either case by July 31, 2001, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

         (d) either Alloy or CASS, if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement; or

         (e) Alloy if any statute, rule, regulation or other legislation shall have been enacted which, in the sole judgment of Alloy exercised reasonably and in good faith, materially adversely impairs the conduct or operation of CASS.

         Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

         9.2 Effect of Termination. Except as provided in this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Section 5.1(to the extent Section 5.1 imposes on the affected persons a confidentiality obligation), Section 7.3, this Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

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         9.3      Specific Performance. The transactions contemplated by this
Agreement, including the Merger, are unique transactions and any failure on the part of a party to complete the transactions contemplated by this Agreement or any of the Related Agreements, including the Merger, on the terms of this Agreement or any of the Related Agreements will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement or any of the Related Agreements would cause the other parties irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to a party for a breach or threatened breach of this Agreement or any of the Related Agreements, such party will be entitled to specific performance of this Agreement or any of the Related Agreements upon any breach by the other party, and to an injunction restraining any such party from such breach or threatened breach.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Expenses. As used in this Agreement, "Transaction Costs" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that if the Merger shall be consummated, (a) Alloy shall bear all Transaction Costs of Alloy and (b) Stockholder shall bear all Transaction Costs of CASS and Stockholder whether or not such fees and expenses have been paid by CASS or Stockholder on or before the Closing Date and whether or not such fees and expenses are reflected in the Disclosure Schedule.

         10.2 Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits attached hereto), the Related Agreements and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

         10.3 Interpretation. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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         10.4     Knowledge Definition. As used in Article III, the term
"knowledge" and like phrases shall mean and include actual knowledge of the officers, directors, and Key Employees of CASS, including, without limitation, Stockholder, whose names and statuses are set forth in Schedule 10.4.

         10.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by facsimile, with confirmation as provided above addressed as follows:

                  (i)      if to Alloy, to:

                           Alloy Online, Inc.
                           151 West 26th Street, 11th Floor
                           New York, NY 10001
                           Attention:  President
                           Facsimile:  (212) 244-4311

                           with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 701 Pennsylvania Avenue, N.W.
                           Washington, D.C.  20004
                           Facsimile:  (202) 434-7400
                           E-mail:  rgraf@mintz.com
                           Attention:  Richard M. Graf, Esq.

                  (ii)     if to CASS or to Stockholder, to:

                           CASS Communications, Inc.
                           1800 Sherman Ave, Suite 300
                           Evanston, IL  60201-3787
                           Attention:  Alan M. Weisman
                           E-mail:  alan.weisman@casscom.com
                           Facsimile:  (847) 733-2410

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                           with a copy to:

                           Wildman, Harrold, Allen & Dixon
                           225 West Wacker Drive
                           Chicago, IL  60606-1229
                           Attention:  Jerald P. Esrick, Esq.
                           E-mail:  esrick@wildmanharrold.com
                           Facsimile:  (312) 201-2555

         or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission or facsimile or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

         10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflict of laws provisions.

         10.8 Benefits of Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that any of the rights granted to and obligations of Alloy under this Agreement (other than the payment of the Merger Consideration) may also be exercised or performed by any entity controlled by or under common control with Alloy (each, a "Alloy Affiliate"); provided that such Alloy Affiliate agrees to be bound by all of the applicable provisions hereof governing such exercise or performance and that CASS and Stockholder promptly receive written notice of any such exercise or performance; and provided that in any such instance Alloy remains ultimately liable for the performance of its obligations hereunder.

         10.9 Pronouns. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

         10.10 Amendment, Modification and Waiver. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Alloy, CASS and Stockholder; provided, however, that any party to this Agreement may waive in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

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         10.11    No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever, except to the extent such third person is an Indemnified Person or Indemnifying Person in respect of the indemnification provided in accordance with Article VIII of this Agreement.

         10.12 Consents. Except as otherwise expressly provided in this Agreement, any consent or approval of Alloy requested or permitted hereunder may be given or withheld in Alloy's sole discretion.

         10.13 Interpretation. This Agreement has been negotiated between the parties and will not be deemed to be drafted by, or the product of, any party. As such, this Agreement will not be interpreted in favor of, or against, any party.

         10.14 No Joint Venture. No party hereto shall make any warranties or representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.


                [Remainder of this page intentionally left blank]




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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                                      ALLOY ONLINE, INC.



                                      By:   /s/ Matthew C. Diamond
                                         -------------------------------
                                           Name:  Matthew C. Diamond
                                           Title: Chief Executive Officer



                                      CASS COMMUNICATIONS, INC.



                                      By:    /s/ Alan M. Weisman
                                         -------------------------------
                                           Name:  Alan M. Weisman
                                           Title: President



                                             /s/ Alan M. Weisman
                                         -------------------------------
                                               Alan M. Weisman




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                             Index of Defined Terms


Accountants....................................................................6
Actions.......................................................................21
Actual Working Capital.........................................................4
Additional Adjustment Amount..................................................54
Agreement......................................................................1
Alloy..........................................................................1
Alloy Affiliate...............................................................58
Alloy Certificate..............................................................8
Alloy Common Stock.............................................................1
Alloy Event of Indemnification................................................48
Alloy Indemnifying Parties....................................................50
Alloy Investigation...........................................................35
Alloy SEC Documents...........................................................33
Alloy's Accountant.............................................................6
Arbitrator.....................................................................6
Articles of Merger.............................................................1
Asset Sale Agreement..........................................................42
Asset Sale Agreements.........................................................42
Asset Sale Liability..........................................................49
Asset Sale Liability Claims...................................................51
Audited Balance Sheets........................................................12
Business Day...................................................................3
CASS...........................................................................1
CASS Certificate...............................................................8
CASS EBIT......................................................................5
CASS Financial Statements.....................................................12
CASS Investigation............................................................36
CASS Material Adverse Effect..................................................10
CASS Stock.....................................................................1
CERCLA........................................................................23
Certificate of Merger..........................................................1
Closing........................................................................3
Closing Cash Payment...........................................................3
Closing Date...................................................................3
Closing Financial Certificate..................................................4
COBRA Coverage................................................................26
Code...........................................................................2
Confidential Information......................................................46
Constituent Companies..........................................................2
Convertible Securities.........................................................5
Copyrights....................................................................18
CRM Business...................................................................1
Designated Persons............................................................21
DGCL...........................................................................1
DOL...........................................................................25
EBIT Dispute Notice............................................................6
Effective Time.................................................................2
Employee......................................................................25
Employee Confidentiality Agreement............................................34
Employee Plans................................................................25
Employment Agreements.........................................................39
Encumbrances..................................................................16

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Environmental Laws............................................................22
ERISA.........................................................................24
ERISA Affiliate...............................................................25
Escrow Agent...................................................................7
Escrow Agreement...............................................................7
Escrow Cash....................................................................7
Escrow Shares..................................................................7
Exchange Act..................................................................32
Executory Period..............................................................35
FAS No. 5.....................................................................13
Filings.......................................................................37
Financial Adjustment Notice...................................................54
Form 10-Q.....................................................................31
Fraud Claims..................................................................51
GAAP...........................................................................5
Governmental Authority........................................................21
Harris Trust...................................................................7
IBCA...........................................................................1
Indemnified Persons...........................................................49
Indemnifying Persons..........................................................49
Intellectual Property Rights..................................................18
Interim Financial Statements..................................................12
IRS...........................................................................25
Issuance Limit.................................................................4
Key Employee..................................................................39
Key Employees.................................................................39
Lease.........................................................................17
Leased Real Property..........................................................17
Leases........................................................................17
Liability.....................................................................13
Licensed Software.............................................................18
Supplemental Escrow Agent......................................................8
Supplemental Escrow Agreement..................................................8
Supplemental Escrow Fund.......................................................8
Lockup Agreement..............................................................34
material......................................................................20
Merger.........................................................................2
Merger Consideration...........................................................3
Merger Shares..................................................................3
New CASS.......................................................................1
Non-Competition Agreement.....................................................35
Note...........................................................................4
Notice of Claim...............................................................52
Outstanding Shares.............................................................3
Patents.......................................................................18
Pension Plans.................................................................25
Performance Stock Payment......................................................7
Performance Stock Shares......................................................30
Presumed Working Capital.......................................................4
Prohibited Transaction........................................................37
Proposed Settlement...........................................................53
Purchaser......................................................................1
Registration Rights Agreement.................................................35
Related Agreements............................................................34
Release Agreement.............................................................35
Restricted Securities.........................................................44

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Revised Amount................................................................54
Rule 144......................................................................40
S Corp Earnings...............................................................10
Stipulated Price...............................................................3
Stockholder....................................................................1
Stockholder Action............................................................37
Stockholder Business..........................................................47
Stockholder Confidential Information..........................................47
Stockholder Event of Indemnification..........................................49
Stockholder Indemnifying Parties..............................................49
Stockholder's Accountant.......................................................6
Subject Business..............................................................46
Survival Date.................................................................53
Surviving Corporation..........................................................2
SWI Distribution...............................................................1
Tax...........................................................................16
Tax Returns...................................................................15
Taxes.........................................................................16
Third Party Claim.............................................................52
Title, Tax or Environmental Claim.............................................51
Merger Shares..................................................................3
Total Note Amount..............................................................4
Trade Secrets.................................................................18
Trademarks....................................................................18
Transaction Costs.............................................................56
Transfer......................................................................44
Weisman........................................................................1
Working Capital Adjustment Factor..............................................4

                                       3